UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.      )
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Exact Sciences Corporation

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

5505 Endeavor Lane
Madison, Wisconsin 53719
April 26, 2023
To our Shareholders,
I’d like to invite you to join our virtual 2023 Annual Meeting of Shareholders on June 8 at 10:00 a.m., Central Time.
Exact Sciences’ mission is to eradicate cancer through tests that prevent it, detect it earlier, and guide treatment. Starting with a meeting in 2009 with renowned physician and researcher, Dr. David Ahlquist of the Mayo Clinic, the team at Exact Sciences began a journey to radically change how we screen for, detect earlier, and even prevent colorectal cancer. In the last 14 years, Exact Sciences has expanded testing across the continuum of cancer care, from tests that help predict risk of disease to tests that guide treatment decisions.
With our mission at the forefront, the Exact Sciences team delivered outstanding results last year. We surpassed 12 million total people tested for cancer. In 2016, we generated $99 million in revenue, and last year, we achieved record revenue of $2.1 billion. We also delivered positive adjusted EBITDA in the fourth quarter, showing Exact Sciences’ profit-generating potential and establishing a firm path to sustainable profit growth. The strength of our business and foundation supporting the best brands in cancer diagnostics – Cologuard® and Oncotype DX® – puts us in a leading position to continue delivering innovative cancer tests to patients, consistent revenue growth, and profitability.
We’ve built a high-quality platform to deliver advanced cancer tests at scale. We have invested heavily in our people, lab infrastructure, technology systems, clinical evidence, brands, and customer experience. This platform is fueling efficient growth for our current tests. Over time, it will fuel the next wave of novel cancer diagnostics to help prevent cancer, detect it earlier, and guide treatment for more people globally.
Strong corporate governance is critical to achieving our mission to eradicate cancer. Our independent directors bring diverse skill sets and experiences to oversee our strategy, culture, and performance. We leverage their expertise by clearly defining committee roles and responsibilities. Frequent Board engagement with our leadership team helps turn ideas into actionable plans and tangible results.
Our management team and independent directors regularly engage with shareholders to solicit feedback on a variety of topics, including executive compensation, corporate governance policies, and sustainability practices. We have made improvements to our environmental, social, and governance programs and disclosures to incorporate feedback from our shareholders, including this year’s proposal to declassify our Board of Directors.
On behalf of our Board, management team, and employees, thank you for investing in Exact Sciences. Your trust and support are critical to our success and to helping us transform lives by eradicating cancer and the suffering it causes.
Kevin Conroy
Chairman, President, and Chief Executive Officer

5505 Endeavor Lane
Madison, Wisconsin 53719
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2023
To the Shareholders of Exact Sciences Corporation:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting (the “Annual Meeting”) of Shareholders of Exact Sciences Corporation, a Delaware corporation (the “Company” or “Exact Sciences”), will be held on Thursday, June 8, 2023, at 10:00 a.m., Central Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EXAS2023. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers” beginning on page 89.
The Annual Meeting is being held for the following purposes:
1.
To elect the four nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class II directors.

2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

3.
To hold an advisory vote on executive compensation.

4.
To hold an advisory vote on frequency of future advisory votes on executive compensation.

5.
To approve an amendment to our Sixth Amended and Restated Certificate of Incorporation, as amended, (our “Certificate of Incorporation”) to declassify our Board of Directors.

6.
To approve Amendment No. 2 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan.

7.
To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

We are pleased to utilize the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 26, 2023, we will mail to our shareholders of record as of April 13, 2023 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K.
By Order of our Board of Directors,
James Herriott
Senior Vice President, General Counsel,
and Secretary
Madison, Wisconsin
April 26, 2023
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 26, 2023.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Exact Sciences 2023 Proxy Statement i

2023 Proxy Statement Summary
This summary highlights the proposals to be acted upon, nominees for election, as well as selected environmental, social, and governance information described in more detail in this Proxy Statement.
Annual Meeting of Shareholders
Date and Time:	June 8, 2023, at 10:00 a.m., Central Time
Location:	www.virtualshareholdermeeting.com/EXAS2023
The record date for the Annual Meeting is April 13, 2023. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. Shareholders will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials on the proxy card, or on the instructions that accompanied their proxy materials.
Voting Matters
At or before the Annual Meeting, we ask that you vote on the following items:
Proposal		Recommendation of the Board
1.	Election of Directors	FOR EACH NOMINEE
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
3.	Non-Binding, Advisory Approval of Compensation to NEOs	FOR
4.	Non-Binding, Advisory Approval of Frequency of Say-on-Pay Approval	“1 YEAR”
5.	Amendment to Certificate of Incorporation to Declassify our Board of Directors	FOR
6.	Amendment No. 2 to 2019 Omnibus Long-Term Incentive Plan	FOR
How to Vote
Our Board of Directors is requesting you to allow your Common Stock to be represented at our Annual Meeting by the proxies named on the proxy card.
In connection with this request, on or about April 26, 2023, we expect to send to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report, and how to vote through the Internet or by telephone.
Shareholders of record may vote their shares prior to the Annual Meeting via the Internet, by telephone, or by mail. Beneficial owners of shares held in “street name” may vote by following the voting instructions provided to them by their bank or broker.
Exact Sciences 2023 Proxy Statement 1

2023 PROXY STATEMENT SUMMARY

Nominees for Election as Directors and Continuing Directors
Our Board of Directors recommends a vote FOR the election of each of the following nominees for director:
Name	Age	Director Since	Director Class	Primary Occupation	Committee Membership
					AFC	CGNC	HCC	ITPC
Nominees for Election as Class II Directors
D. Scott Coward	58	2022	Class II	Former Chief Legal Officer, Secretary, General Counsel, and Chief Administrative Officer of Exact Sciences Corporation
James Doyle*†	77	2014	Class II	Former Governor of Wisconsin (2003-2011); Currently Of Counsel, Foley & Lardner LLP; and Partner, Doyle & Boyce Strategies
Freda Lewis-Hall*	68	2020	Class II	Former Chief Patient Officer, Chief Medical Officer, and Executive Vice President of Pfizer Inc.
Kathleen Sebelius*	74	2019	Class II	Former Secretary of the Department of Health and Human Services (2009-2014) and former Governor of Kansas (2003-2009); Currently CEO of Sebelius Resources LLC
Continuing Directors
Paul Clancy*	61	2021	Class III	Former Executive Vice President and CFO of Alexion Pharmaceuticals, Inc.
Pierre Jacquet*	56	2019	Class III	Vice Chairman, Global Healthcare Managing Director, L.E.K. Consulting
Daniel Levangie*	72	2010	Class III	Former CEO and President, Cytyc Health Corporation; Currently Co-founder and Manager, ATON Partners
Kevin Conroy	57	2009	Class I	President, CEO, and Chairman of the Board of Directors of Exact Sciences Corporation
Shacey Petrovic*	49	2020	Class I	Former President and CEO of Insulet Corporation
Katherine Zanotti*	68	2009	Class I	Former CEO of Arbonne International

*  Independent     Chair      Member   †    Lead Independent Director
AFC = Audit and Finance Committee; HCC = Human Capital Committee; CGNC = Corporate Governance and Nominating Committee;
ITPC = Innovation, Technology and Pipeline Committee
Diverse Skill Sets and Experiences Among Our Director Candidates
2 Exact Sciences 2023 Proxy Statement

2023 PROXY STATEMENT SUMMARY

Governance Highlights
Strong Governance Practices

Regular executive sessions of non-management directors
Clawback provisions in key compensation programs
Firm limits on board service at other public companies
Performance-based cash and equity incentive compensation
Multi-year equity award vesting periods for equity awards

Independent compensation consultant reporting directly to the Human Capital Committee
Caps on performance-based cash and equity incentive compensation
Annual review and approval of executive compensation strategy
Significant portion of executive compensation at risk based on performance

Robust stock ownership guidelines for independent directors and executive officers
Anti-hedging, anti-short sale, and anti-pledging policies
Limited perquisites
No post-termination pension-type benefits or perquisites for our executive officers that are not generally available to our employees
No strict benchmarking of compensation to a specific percentile of compensation peer group

Independent Oversight	Continuous Improvement	Shareholder Rights
Eight of ten directors are independent
Audit and finance, human capital, and corporate governance and nominating committees comprised entirely of independent directors
Lead Independent Director exercises forceful, energetic, and independent leadership
Diverse Board in terms of gender, ethnicity, experience, education, and talents
	Annual Board and committee self-evaluations Annual Board evaluation of CEO Risk oversight by Board and committees Robust director nominee selection process Ongoing shareholder engagement efforts	Majority voting standard for directors in uncontested elections Proxy Access by-law provisions Annual “say-on-pay” advisory vote Board of Directors sponsored proposal to declassify Board
Environmental, Social, and Governance (ESG)
ESG overview
The work we do every day is aimed at eliminating the suffering cancer causes to create a more enduring, cancer-free world for future generations. The success of Exact Sciences would reduce the economic and social burden of cancer care around the world. Exact Sciences publicly discloses information about our key sustainability programs and policies in our ESG report. In our ESG report, we mapped and linked our disclosures on a range of ESG topics to metrics outlined by voluntary disclosure frameworks such as the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD). Our ESG report is available at www.investor.exactsciences.com/investor-relations/corporate-governance.
Exact Sciences 2023 Proxy Statement 3

2023 PROXY STATEMENT SUMMARY

Oversight of ESG by our Board of Directors and Committees
Our Board of Directors provides oversight and receives updates on policies and risks associated with ESG at least annually. Topics such as the following were reviewed by our Board and its Committees in the past year:
Executive compensation Culture, talent, and human capital, including diversity, equity, and inclusion (“DEI”) Environmental and social affairs	Legal and regulatory compliance Clinical research standards Shareholder feedback Risk management	Information and cyber security Product quality and safety Product development
ESG Highlights
We’re focused on making our current advanced cancer diagnostic tests—Cologuard®, Oncotype DX®, and OncoExTra™—and our pipeline tests—the biggest, boldest, and highest impact opportunities in cancer diagnostics—available to more people around the world. Our ESG highlights include:
Environmental	Social	Governance

A more sustainable planet
Established consolidated energy and water data management and reporting
Disclosed Scope 1 and Scope 2 emissions aligned with the Greenhouse Gas Protocol as well as total water usage
Certified by LEED at our Discovery Campus Lab, which also received a First Place ASHRAE Technology Award, recognizing outstanding achievement in the design and operation of an energy efficient building
Embedded Environmental Policy in Code of Business Conduct and Ethics

Best team dedicated to fighting cancer
Employees reported that:
•
Exact Sciences is a great place to work (88%)

•
They are proud to work here (94%)

•
They are made to feel welcome when joining the company (93%)

•
They are able to take time off when necessary (92%)

Enhanced Employee Training:
•
Added Strategic Planning, Coaching Skills for Leaders, A Leader’s Role in Inclusion, and Leadership Connections webinars

Advanced DEI and health equity:
•
Launched campaigns to improve access to cancer screenings among diverse populations, including our “Screening Has Meaning” campaign

•
54% workforce gender diversity

•
Expanded employee DEI training

•
Broadened talent pipeline and increased access to employment opportunities for diverse populations

Established Human Rights and Labor Policy and Vendor Code of Conduct

Robust ESG oversight
Board of Directors provides oversight of ESG at least annually and sustainability is embedded in the activities of the following board committees, which comprise of all of our board committees:
•
Human Capital

•
Corporate Governance and Nominating

•
Audit and Finance

•
Innovation, Technology and Pipeline

Continued integration of ESG goals into incentive plans:
•
Maintained established diversity metric

•
Added a mentorship metric to 2022 bonus plan

4 Exact Sciences 2023 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS
WHAT YOU ARE VOTING ON:

Shareholders are being asked to elect four Class II directors each to hold office until the 2026 annual meeting and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board of Directors currently consists of ten members and is divided into three classes serving terms of three years. Shareholders elect one class of directors at each annual meeting. The class up for election at the Annual Meeting is Class II, whose members are currently D. Scott Coward, James Doyle, Freda Lewis-Hall, and Kathleen Sebelius.
Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board of Directors has nominated and recommended D. Scott Coward, James Doyle, Freda Lewis-Hall, and Kathleen Sebelius for election to our Board of Directors as Class II directors.
Shares represented by all proxies received by our Board of Directors and not marked with voting direction for any individual nominee will be voted FOR the election of such nominee. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by our Board of Directors.
Our by-laws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the majority of the votes cast with respect to that director. This means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Our Board of Directors believes this majority vote standard appropriately gives shareholders a greater voice in the election of directors than the traditional plurality voting standard.
If an incumbent director does not receive a majority vote, our Corporate Governance Guidelines further provide that such director must tender his or her written resignation as a director to the Chairman of our Board of Directors for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such tendered resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, recommend to our Board of Directors action to be taken with respect to the tendered resignation, including whether to accept the tendered resignation. Our Board of Directors will, no later than 75 days following the date of the shareholders’ meeting at which the election occurred, take formal action upon such recommendation and promptly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable, our Board of Directors’ reason or reasons for rejecting the tendered resignation, by filing a Form 8-K with the SEC.
Exact Sciences 2023 Proxy Statement 5

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR
DIRECTOR
Our Board strives to maintain a highly independent, balanced, and diverse group of directors that collectively possesses the expertise to ensure effective oversight of management. The current composition of our Board reflects the following characteristics:
Evaluation of Director Candidates
Director candidates are considered based upon a variety of criteria, including:
•
demonstrated business and professional skills and experiences relevant to our business and strategic direction;

•
concern for long-term shareholder interests;

•
personal integrity; and

•
sound business judgment.

Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a
6 Exact Sciences 2023 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds as well as diversity of race, ethnicity, gender, age, and culture. All director candidates must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of director candidates, including the appearance of any conflict in serving as a director.
Below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such director or nominee should serve on our Board of Directors.
Nominees for Class II Directors
D. SCOTT COWARD

         Current class of director: II
         Current term expiration: 2023
Age: 58
Director since: 2022
Board Committees:
•
Innovation, Technology and Pipeline

Education:
•
B.S., Business Administration, University of North Carolina at Chapel Hill

•
J.D., Columbia Law School

D. Scott Coward served as the head of our legal department and our Secretary from January 2015 until his retirement as Chief Legal Officer in December 2022. Mr. Coward previously served as our General Counsel from 2015 until January 2022 and our Chief Administrative Officer from July 2018 to December 2021. He joined Exact Sciences from the global law firm K&L Gates LLP, where he practiced corporate and securities law and served as Managing Partner of the Raleigh, NC office. Prior to his tenure at K&L Gates, Mr. Coward served as General Counsel of Blue Rhino Corporation, a leading supplier of consumer propane-related products. Prior to Blue Rhino, he served as an Associate General Counsel at GE Medical Systems in Milwaukee, WI, and prior to that, as a partner at the law firm Smith Anderson Blount Dorsett Mitchell & Jernigan LLP.
Other relevant experience:
•
Board of Directors, AIQ Solutions

•
Extensive service in board rooms as secretary, general counsel, and outside legal counsel

Skills and qualifications:
•
Significant legal and governance experience

•
Significant operational and executive leadership experience acquired from leading legal teams at large public corporations and emerging growth healthcare companies, including previous leadership of our real estate, corporate affairs, governmental affairs, clinical, and regulatory functions

•
Deep understanding of our business gained during his time as our Chief Legal Officer, General Counsel, and Chief Administrative Officer

•
Expertise navigating the regulatory and legal landscape faced by a public company in the healthcare industry

•
Experience analyzing complex legal, regulatory, and compliance issues, particularly as they affect corporate strategy and M&A

Exact Sciences 2023 Proxy Statement 7

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

JAMES DOYLE

         Current class of director: II
         Current term expiration: 2023
         Lead Independent Director
Age: 77
Director since: 2014
Board Committees:
•
Human Capital

•
Corporate Governance and Nominating

Education:
•
B.A., University of Wisconsin-Madison

•
J.D., Harvard Law School

James Doyle is currently Of Counsel at Foley & Lardner LLP, an international law firm, as well as Partner of Doyle & Boyce Strategies, a consultant to several national foundations. Prior to his current positions, Mr. Doyle served two terms as the 44th Governor of the state of Wisconsin from 2003 to 2011. Prior to his gubernatorial service, Mr. Doyle served three terms as the Attorney General of the state of Wisconsin from 1991 to 2003. Mr. Doyle also previously served as the District Attorney of Dane County, Wisconsin and worked in private practice as a lawyer. His extensive public service also includes stints in the Peace Corps as a teacher in Tunisia and as an attorney in a federal legal services office on the Navajo Indian Reservation.
Other relevant experience:
•
Former President, National Association of Attorneys General

•
Board of Directors, Epic Systems Corporation

Skills and qualifications:
•
Extensive government, regulatory, and compliance experience gained while serving two terms as Governor of Wisconsin, three terms as the Attorney General of Wisconsin, and in private law practice

•
Deep knowledge of healthcare industry resulting from his oversight of a major Medicare program and initiatives to expand healthcare coverage for state residents

•
Proven leadership and managerial skills as well as talent development capabilities

•
Key relationships with policy makers

•
Strong analytical skills to evaluate the legal and regulatory issues affecting our business

8 Exact Sciences 2023 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

FREDA LEWIS-HALL

         Current class of director: II
         Current term expiration: 2023
         Independent Director
Age: 68
Director since: 2020
Board Committees:
•
Human Capital

•
Innovation, Technology and Pipeline

Education:
•
B.A., Natural Sciences, Johns Hopkins University

•
M.D., Howard University, College of Medicine

Freda Lewis-Hall, M.D., DFAPA served in several senior leadership roles at Pfizer Inc. (NYSE: PFE), most recently as Senior Medical Advisor to the CEO from January 2020 until her retirement in March 2020. She also served as Chief Patient Officer and Executive Vice President of Pfizer from January 2019 to December 2019. Previously, she served as Pfizer's Chief Medical Officer and Executive Vice President from 2009 to December 2019. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions, including Chief Medical Officer and Executive Vice President, Medicines Development at Vertex Pharmaceuticals, Inc. (Nasdaq: VRTX) from 2008 to 2009; Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb Co. (NYSE: BMY) from 2003 to 2008; and Vice President, Research and Development, Product Development at Pharmacia Corporation from 2002 to 2003. Dr. Lewis-Hall also served in several roles at Eli Lilly and Company (NYSE: LLY) from 1994 to 2002, including Product Team Leader from 1999 to 2002.
Other public company boards:
•
SpringWorks Therapeutics, Inc. (Nasdaq: SWTX)

•
PYXIS Oncology (Nasdaq: PYXS)

Previous public company board membership:
•
Tenet Healthcare Corporation (NYSE: THC) (2014-2017)

•
1Life Healthcare, Inc. (Nasdaq: ONEM) (2020-2023)

Other relevant experience:
•
Board Member, Prostate Cancer Foundation

•
Board of Directors, Foundation of the National Institutes of Health

•
Board of Directors, Founding Treasurer, Davos Alzheimer’s Collaborative

•
Board of Directors, Focused Ultrasound Foundation

•
Former Member of Board of Directors, Patient-Centered Outcomes Research Institute (2010-2020)

Skills and qualifications:
•
Extensive medical practice and public health experience, including her service as a Chief Medical Officer and Chief Patient Officer at multiple life science companies

•
Significant science, research, and development experience provides valuable insight into the healthcare ecosystem and our current and future tests

•
Strengths in engaging and educating healthcare providers, physicians, and patients

•
Expertise in managing product portfolios and prioritization decisions

Exact Sciences 2023 Proxy Statement 9

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

KATHLEEN SEBELIUS

         Current class of director: II
         Current term expiration: 2023
         Independent Director
Age: 74
Director since: 2019
Board Committees:
•
Audit and Finance

•
Corporate Governance and Nominating

•
Innovation, Technology and Pipeline

Education:
•
B.A., Trinity Washington University

•
M.P.A., University of Kansas

Kathleen Sebelius serves as Chief Executive Officer of Sebelius Resources LLC, a strategic consulting firm that advises private companies, non-profit organizations and financial investors. From 2009 through 2014, Ms. Sebelius served in President Barack Obama’s Cabinet as the 21st Secretary of the Department of Health and Human Services. At HHS, Ms. Sebelius managed 11 operating agencies, 90,000 employees in 50 countries around the world, and a $1 trillion budget. Prior to HHS, Ms. Sebelius served as Governor of Kansas from 2003 to 2009, after serving two terms of service as the Kansas Insurance Commissioner and four terms in the Kansas Legislature.
Other public company boards:
•
Humacyte, Inc. (Nasdaq: HUMA)

Previous public company board membership:
•
Myovant Sciences Ltd (NYSE: MYOV) (2016-2021)

•
Dermira, Inc. (Nasdaq: DERM) (2015-2020)

Other relevant experience:
•
Board of Directors, Devoted Health, Inc.

•
Board of Directors, Included Health, Inc.

•
Board of Directors, Kaiser Family Foundation Co-Chair, Aspen Institute Health Strategy Group

•
Advisory Boards, Children’s Advocacy Center, Dole Institute of Politics, Solera Health, Out Leadership, the Estée Lauder Foundation, and the University of Kansas College of Liberal Arts and Sciences

Skills and qualifications:
•
Extensive medical practice and public health experience gained by overseeing federal and state health medical programs and agencies

•
Extensive leadership experience in the public sector, including serving as Governor of Kansas

•
Deep understanding of government policy and relationships in healthcare and government

•
Strong leadership, management insight, and talent development skills

10 Exact Sciences 2023 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Other Members of Our Board of Directors
PAUL CLANCY

         Current class of director: III
         Current term expiration: 2024
         Independent Director
Age: 61
Director since: 2021
Board Committees:
•
Audit and Finance (Chair)

•
Corporate Governance and Nominating

Education:
•
B.S., Finance, Babson College

•
M.B.A., Columbia University

Paul Clancy has more than 30 years of experience in financial management and strategic business planning, and served as the Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), from July 2017 to November 2019. Prior to joining Alexion, Mr. Clancy served as Executive Vice President, Finance and Chief Financial Officer of Biogen Inc., a biotechnology company (Nasdaq: BIIB), from August 2007 until June 2017. Mr. Clancy joined Biogen in 2001 as Vice President of U.S. Marketing. He later served as Biogen’s Vice President of Portfolio Management and, following the company’s 2003 merger with IDEC Pharmaceuticals Corporation, as Senior Vice President of Finance, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc. (Nasdaq: PEP), serving in a variety of financial and general management positions, including Vice President and General Manager of PepsiCo’s Great West Business Unit.
Other public company boards:
•
Agios Pharmaceuticals (Nasdaq: AGIO)

•
Xilio Therapeutics (Nasdaq: XLO)

•
Incyte Corporation (Nasdaq: INCY)

Other relevant experience:
•
Board of Directors, Sionna Therapeutics

Skills and qualifications:
•
Extensive finance, corporate strategy, and M&A experience in the bio-pharmaceutical and biotechnology industries, including experience as the former CFO of two large public companies

•
Strong ability to strategically use finance to create value, drive strategy, and manage enterprise risk

•
Significant risk management experience acquired over his more than 30-year career in financial management

•
Operational background provides valuable insight into capital allocation, cost management, and strategic growth strategies

•
Deep understanding of the investment community and external communications

Exact Sciences 2023 Proxy Statement 11

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

PIERRE JACQUET

         Current class of director: III
         Current term expiration: 2024
         Independent Director
Age: 56
Director since: 2019
Board Committees:
•
Innovation, Technology and Pipeline (Chair)

Education:
•
M.B.A., Darden Graduate School, University of Virginia

•
Doctor of Philosophy in biomed sciences, University of Liège, Belgium

•
Doctor of Medicine with high distinction, University of Liège, Belgium

Pierre Jacquet is Vice Chairman, Global Healthcare Managing Director of L.E.K. Consulting. He has served in a variety of leadership roles for L.E.K., including the firm’s Global Leadership Team, the Americas management committee, and various partner operating committees since 2001. Mr. Jacquet has spent more than two decades focused on corporate strategy consulting, merger and acquisition advisory services, and value management, both domestically and internationally. A former physician, he worked with Arthur D. Little from 1998 to 2000 as a manager of its pharmaceutical practice and performed business development for Genzyme in 1997.
Other public company boards:
•
Mereo BioPharma Group plc (Nasdaq: MEREO)

Other relevant experience:
•
Advisory Board, Life Science Cares

•
Board of Directors, Neurvati Neurosciences

•
Former Fellow at Washington Cancer Institute from 1993 to 1996, where he authored over 40 publications and presentations

Skills and qualifications:
•
Extensive medical practice experience gained by serving as a physician and fellow at an oncology-focused medical institute

•
Extensive finance, corporate strategy, and M&A experience in the healthcare industry gathered during time as a global business development and strategy consultant

•
Global operational and leadership experience

•
Deep understanding of public markets

•
Vital appreciation of patients’ perspective

12 Exact Sciences 2023 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DANIEL LEVANGIE

         Current class of director: III
         Current term expiration: 2024
         Independent Director
Age: 72
Director since: 2010
Board Committees:
•
Audit and Finance

•
Human Capital

Education:
•
B.S., Pharmacy, Northeastern University

Daniel Levangie is an experienced executive and corporate director with senior operating experience in the field of medical devices and in vitro diagnostics. Mr. Levangie is Co-Founder and Manager of ATON Partners, a private investment firm, and Chairman, President & CEO of CereVasc, LLC, an early-stage medical device company. From 2013 through January 2017, he served as President of Insulet Corporation (Nasdaq: PODD). From 2011 through 2013, Mr. Levangie was Chief Executive Officer of Dune Medical Devices, Inc. and Co-Founder and Managing Partner of Constitution Medical Investors, Inc., a Boston-based private investment and product development firm acquired by Roche Diagnostics Corporation in 2013. Prior to the above, Mr. Levangie held a variety of executive management positions with Cytyc Corporation until the acquisition of Cytyc by Hologic, Inc. in 2007. These positions include Executive Vice President and Chief Operating Officer, Chief Executive Officer and President of Cytyc Health Corporation, Executive Vice President and Chief Commercial Officer and President, Cytyc Surgical Products Division. Prior to joining Cytyc in 1992, Mr. Levangie held a number of sales, marketing, and management positions with Abbott Laboratories (Nasdaq: ABT), a diversified healthcare company.
Other public company boards:
•
Renalytix, plc (Nasdaq: RNLX)

Previous public company board membership:
•
Insulet Corporation (Nasdaq: PODD) (2011-2016)

•
Hologic, Inc. (Nasdaq: HOLX) (2007-2009)

Other relevant experience:
•
Board of Directors, CereVasc, LLC

•
Board of Directors, Renovia, Inc.

•
Board of Directors, Rapid Medical, Inc.

•
Former Member of Board of Directors, Liposcience, Inc., ev3, Inc., and Dune Medical Devices

•
Advisory Board, Barnett Institute of Northeastern University

•
Trustee, Excel Charter School, East Boston

Skills and qualifications:
•
Wealth of executive leadership experience, including expertise in operations, commercialization, and sales and marketing acquired during his time at Cytyc, Insulet, and Abbott Laboratories

•
Deep knowledge of the healthcare industry, particularly in diagnostics and screening

•
Significant board of director experience from service on the boards of directors of numerous medical device and biotechnology companies

•
Valuable talent acquisition and development skills

•
Key strategic planning experience

Exact Sciences 2023 Proxy Statement 13

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

KEVIN CONROY
Current class of director: I Current term expiration: 2025 Age: 57 Director since: 2009 Education: • B.S., Electrical Engineering, Michigan State University • J.D., University of Michigan
Kevin Conroy has served as our Chief Executive Officer and as a director since 2009, and as Chairman of our Board of Directors since 2014. Mr. Conroy served as Chief Executive Officer of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until the acquisition of Third Wave by Hologic, Inc. in 2008. Mr. Conroy joined Third Wave in 2004 and served as General Counsel until 2005. Prior to joining Third Wave, Mr. Conroy held leadership positions at GE Healthcare and practiced intellectual property law in private practice.
Other public company boards:
•
Adaptive Biotechnologies Corporation (Nasdaq: ADPT)

Previous public company board membership:
•
Epizyme, Inc. (Nasdaq: EPZM) (2017-2022)

•
CM Life Sciences II Inc. (Nasdaq: CMIIU) (2021)

•
SomaLogic, Inc. (Nasdaq: SLGC) (2021)

•
Arya Sciences Acquisition Corp. (Nasdaq: ARYA) (2018-2020)

Other relevant experience:
•
Board of Directors, Treasurer, American Clinical Laboratory Association

Skills and qualifications:
•
Extensive experience creating shareholder value as a business, legal, corporate strategy, and executive leader gained during his tenure serving as Chief Executive Officer of two diagnostics companies

•
Successful track record developing and deploying strategy and global operational excellence

•
Proven credentials creating value through organic and inorganic growth strategies

•
Significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry and our Company in particular

•
Significant success overseeing the development, regulatory approval, and commercialization of diagnostic tests and building a high performing team culture within our Company

14 Exact Sciences 2023 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

SHACEY PETROVIC

         Current class of director: I
         Current term expiration: 2025
         Independent Director
Age: 49
Director since: 2020
Board Committees:
•
Corporate Governance and Nominating (Chair)

Education:
•
B.S., Biology, University of Wisconsin-Madison

Shacey Petrovic served as President and Chief Executive Officer of Insulet Corporation (Nasdaq: PODD) from January 2019 until June 2022, and has served on its Board of Directors since September 2018. Prior to becoming Chief Executive Officer, Ms. Petrovic served as Insulet’s President and Chief Operating Officer from October 2016 to December 2018, as Executive Vice President and President, Diabetes Products, from February 2016 to October 2016, and Chief Commercial Officer from February 2015 to February 2016. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. (Nasdaq: HOLX) and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe.
Other public company boards:
•
Insulet (Nasdaq: PODD)

•
Ambu A/S (Nasdaq Nordic: AMBU B)

Other relevant experience:
•
Board of Directors, Alydia Health

•
Board of Directors, Axena Health

Skills and qualifications:
•
Significant executive leadership, commercialization, and sales and marketing experience in the healthcare industry

•
Deep knowledge of, and relationships within, the healthcare industry, particularly within diagnostics and screening

•
Valuable talent acquisition and development skills

•
Strong expertise in strategic planning

Exact Sciences 2023 Proxy Statement 15

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

KATHERINE ZANOTTI

         Current class of director: I
         Current term expiration: 2025
         Independent Director
Age: 68
Director since: 2009
Board Committees:
•
Human Capital (Chair)

Education:
•
B.A., Economics/Studio Fine Arts, Georgetown University

•
M.B.A., Finance and Marketing, Xavier University

Katherine Zanotti served as Chief Executive Officer of Arbonne International from 2009 until 2018. Ms. Zanotti also served as Chair of Natural Products Group (the holding company of Arbonne, Nature’s Gate, and Levlad) from 2010 until 2018 when Groupe Rocher acquired Natural Products Group and Arbonne International. Arbonne is a botanically based skin care, cosmetic and nutrition company. From 2002 to 2006, she served as Senior Vice President of Marketing at McDonald’s Corporation (NYSE: MCD). Prior to joining McDonald’s, Ms. Zanotti was a Vice President at the Procter & Gamble Company (NYSE: PG) and most recently served as Vice President and General Manager of the North American pharmaceutical business and the corporate women’s health platform.
Other public company board boards:
•
Diversey Holdings, Ltd. (Nasdaq: DSEQ)

Previous public company board membership:
•
Cutera, Inc. (Nasdaq: CUTR) (2019-2022)

•
Hill-Rom Holdings, Inc. (NYSE: HRC) (2009-2013)

•
Mentor Corporation (NYSE: MNT) (2007-2009)

•
Alberto Culver Company (NYSE: ACV) (2006-2009)

•
Third Wave Technologies, Inc. (Nasdaq: TWTI) (2006-2008)

Other relevant experience:
•
Board of Trustees, Xavier University

•
Former Member of Board of Directors, Catholic Health Care Partners (now Mercy Bon Secours)

Skills and qualifications:
•
Extensive public board experience, including chairing compensation committees, nominating and governance committees, and service on audit committees

•
Extensive executive leadership, corporate strategy, and M&A experience gained by taking three public companies through sale transactions to strategic acquirers

•
Significant global marketing and commercialization experience, including in healthcare and consumer products

•
Extensive medical practice and public health experience obtained while serving as General Manager of Procter & Gamble’s pharmaceutical division

•
Expertise in compensation and talent acquisition

16 Exact Sciences 2023 Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS

INFORMATION CONCERNING EXECUTIVE OFFICERS
Below is background information relating to our executive officers. Kevin Conroy is discussed above under “Information Concerning Directors and Nominees for Director”.
JEFFREY ELLIOTT
Position: Executive Vice President, Chief Financial Officer and Chief Operating Officer
Jeffrey Elliott, age 45, has served as our Chief Financial Officer since November 2016 and our Chief Operating Officer since 2021. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as the Company’s Vice President, Business Development and Strategy, from June 2016 to November 2016. Prior to joining the Company, from 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016, he was a senior research analyst covering diagnostics and life science tools companies. Earlier in his career, Mr. Elliott worked in a supply chain role for Walgreens and as a consultant at Cap Gemini Ernst & Young. Mr. Elliott earned a bachelor’s degree in business administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. Mr. Elliott is a CFA charterholder.

EVERETT CUNNINGHAM
Position: Chief Commercial Officer
Everett Cunningham, age 56, has served as our Chief Commercial Officer since 2021. Prior to joining Exact Sciences, Mr. Cunningham served as President & Chief Executive Officer of GE Healthcare’s U.S. & Canada region from July 2019 to October 2021. Before joining GE, Mr. Cunningham served as the Senior Vice President, Commercial at Quest Diagnostics, where he was responsible for global sales, marketing, and commercial operations from October 2012 to July 2019. Mr. Cunningham also served in numerous senior leadership roles at Pfizer, including Regional President, Established Products for Asia Pacific, Senior Director of Worldwide Learning and Development, Senior Director of Business Operations, Vice President Sales for U.S. Pharmaceuticals, and Vice President of Global Corporate Human Resources. Mr. Cunningham earned a bachelor’s degree in economics from Northwestern University.

JACOB ORVILLE
Position: General Manager, Screening
Jacob Orville, age 49, has served as our General Manager, Screening since July 2022, as General Manager, Pipeline from November 2019 to July 2022, and as Senior Vice President, Pipeline from February 2019 to November 2019. Mr. Orville previously served as General Manager, Cardiometabolic & Endocrinology Franchise at Quest Diagnostics, Inc. from November 2017 to February 2018. Mr. Orville co-founded Cleveland HeartLab, Inc. in December 2008 and served as its Chief Executive Officer from December 2008 to November 2017, when it was acquired by Quest Diagnostics. Earlier in his career, Mr. Orville served in leadership and operational roles at NextGen Sciences, Inc. and Third Wave Technologies, Inc. Mr. Orville earned a bachelor’s degree from University of Massachusetts-Amherst and an M.B.A. from the University of Wisconsin-Madison.

Exact Sciences 2023 Proxy Statement 17

INFORMATION CONCERNING EXECUTIVE OFFICERS

SARAH CONDELLA
Position: Executive Vice President, Human Resources
Sarah Condella, age 42, has served as our Executive Vice President, Human Resources since January 2021, and previously served in increasing roles of responsibility, including as Senior Vice President, Human Resources; Vice President; Senior Director; and Director, since joining Exact Sciences in 2012. Prior to joining Exact Sciences, Ms. Condella served as a Human Resources Manager at GE Healthcare and as a Manager and Project Director at the University of Wisconsin Survey Center. Ms. Condella currently serves on the board of the Madison Children’s Museum. Ms. Condella earned a bachelor’s degree and an M.B.A. from the University of Wisconsin-Madison.

BRIAN BARANICK
Position: General Manager, Precision Oncology
Brian Baranick, age 45, has served as General Manager, Precision Oncology since July 2022, and served as Senior Vice President, Strategy and Business Development from February 2021 to July 2022, and Vice President, Corporate Strategy from August 2020 to February 2021. Prior to joining Exact Sciences, Mr. Baranick was with L.E.K. Consulting, LLC, where Mr. Baranick was a Partner and Managing Director focused on growing the diagnostics and life science tools segment of L.E.K.’s healthcare vertical from 2007 to July 2020. Mr. Baranick holds a Ph.D. in Molecular Biology from the University of California Los Angeles.

JAMES HERRIOTT
Position: Senior Vice President, General Counsel
James Herriott, age 43, has served as our Senior Vice President, General Counsel since January 2022 and as our Secretary since December 2022. Mr. Herriott previously served as our Deputy General Counsel from February 2020 until January 2022 and Senior Counsel from August 2018 to February 2020. Mr. Herriott joined us from the global law firm K&L Gates LLP, where he practiced corporate and securities law. Prior to his tenure at K&L Gates, Mr. Herriott practiced corporate and securities law at Paul Hastings LLP. Mr. Herriott earned a bachelor’s degree in economics from Duke University and a Juris Doctorate from Vanderbilt University Law School.

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS, AND NON-EMPLOYEE DIRECTOR COMPENSATION
Board Independence
Our Board of Directors has determined that Paul Clancy, James Doyle, Pierre Jacquet, Daniel Levangie, Freda Lewis-Hall, Shacey Petrovic, Kathleen Sebelius, and Katherine Zanotti is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). Furthermore, our Board of Directors has determined that all of the members of our Audit and Finance Committee, Human Capital Committee, and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.
Executive Sessions of Independent Directors
Executive sessions of our independent directors are generally scheduled following each regularly scheduled meeting of our Board of Directors. Executive sessions are led by James Doyle, our Lead Independent Director, who actively solicits other independent directors for agenda items in advance of such meetings. The independent directors utilize the executive sessions to discuss, among other items, corporate strategy and planning, including succession planning for our executive officers.
Board Qualifications
Our Corporate Governance and Nominating Committee is responsible for identifying the desired qualifications, skills, and characteristics of our Board of Directors, considering the needs of the business and the current composition of our Board.
Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity, and sound business judgment. Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds as well as diversity of race, ethnicity, gender, age, and culture. All director candidates must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of director candidates, including the appearance of any conflict in serving as a director.
Director candidates who do not meet all of these criteria may still be considered for nomination to our Board of Directors if our Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our shareholders.
Board Leadership Structure
Currently, Mr. Conroy serves as both the Chairman of our Board of Directors (the “Chairman”) and the Chief Executive Officer (“CEO”) of the Company and Mr. Doyle serves as the Company’s Lead Independent Director. Our by-laws permit the positions of CEO and Chairman to be held by the same person, and our Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on our circumstances. While our Board of Directors does not have a formal policy regarding the separation of the roles of Chairman and CEO, our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of senior management, a highly engaged Board of Directors, and the right balance between (i) effective independent oversight of the Company’s business, (ii) our Board of Directors’ activities, and (iii) consistent corporate leadership. On at least an annual basis, our Corporate Governance and Nominating Committee reviews our corporate leadership structure. As part of its most recent such assessment, the Corporate Governance and Nominating Committee gave thorough consideration to a number
Exact Sciences 2023 Proxy Statement 19

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

of factors, including, but not limited to, the pros and cons of alternative leadership structures given the Company’s current operating and governance environment, investor feedback, and the dynamics of our Board of Directors.
Based upon these considerations and the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors determined to maintain our Board of Directors’ current leadership structure with Mr. Conroy serving as both the Chairman of our Board of Directors and the CEO of the Company. Our Board of Directors based this determination on (1) Mr. Conroy’s extensive experience in and knowledge of the Company, the molecular diagnostics industry, and the regulatory environment; (2) the highly effective bridge Mr. Conroy’s service provides between our Board of Directors and the Company’s management; (3) Mr. Conroy’s continued leadership and vision necessary to lead our Board of Directors and the Company through its challenging industry and macroeconomic environments; (4) Mr. Conroy’s investor-focused perspective; and (5) the effective independent leadership provided on our Board of Directors by our Lead Independent Director, other independent directors, and our standing committees, which are comprised almost entirely of independent directors.
Pursuant to our Corporate Governance Guidelines, at any time that the Company does not have an independent chairman of our Board of Directors, our Board of Directors appoints an independent director to serve as Lead Independent Director. The Lead Independent Director is elected to serve a one-year term commencing upon the adjournment of the annual meeting of shareholders until the adjournment of the following year’s annual meeting of shareholders. Our Corporate Governance Guidelines empower our Lead Independent Director with well-defined duties that are further summarized below. In addition, our Board of Directors—which currently is comprised of 80% independent directors—exercises a strong, independent oversight function which enhances the accountability of the senior management team to our Board of Directors and provides for robust and impartial leadership and a unified voice that is accountable to our shareholders. This oversight function is enhanced by the fact that our Audit and Finance, Human Capital, and Corporate Governance and Nominating Committees are comprised entirely of independent directors. Further, our Board of Directors meetings include regular executive sessions of the independent directors and an annual evaluation of our CEO’s performance against pre-determined goals. Our Board of Directors can and will change its leadership structure if our Board of Directors determines that doing so is in the best interest of our Company and shareholders.
Lead Independent Director Duties

•
Counsel the CEO on issues of interest and/or concern to the independent directors

•
Coordinate, develop the agenda for, and chair executive sessions of the Board's independent directors

•
Act as principal liaison between the independent directors and the CEO on sensitive issues

•
Lead the annual CEO review process and meet with the CEO to discuss such evaluation

•
Review recommendations for retention of consultants who report directly to our Board of Directors

•
Provide our Board of Directors’ chair with input as to the preparation of the agenda for Board of Directors meetings

•
Advise our Board of Directors’ chair as to the quantity, quality, and timeliness of the flow of information from management to the independent directors

Corporate Governance Guidelines
Our Board of Directors has approved, upon the recommendation of the Corporate Governance and Nominating Committee, a set of Corporate Governance Guidelines under which our Board of Directors and its committees operate. Our Corporate Governance Guidelines assist our Board of Directors and its committees in the exercise of their responsibilities and establish a common set of expectations and guidelines in order to provide a strong and robust governance framework for the Company. Among other topics, our Corporate Governance Guidelines address the following matters:
20 Exact Sciences 2023 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

•
Board evaluation: Our Board of Directors annually conducts a confidential performance evaluation to determine whether it and its committees are functioning adequately and effectively. As part of this evaluation, each director completes a written self-assessment questionnaire with a variety of questions designed to gather suggestions for improving the effectiveness of the Board of Directors and its committees and to solicit feedback on a range of issues, including Board composition, Board dynamics, the Board’s relationship with senior management, Board agendas and meetings, Board processes, and Board committees.

•
Limitation on other board service: Carrying out the duties and fulfilling the responsibilities as a member of our Board of Directors requires a significant commitment of an individual’s time and attention. Accordingly, the Company’s Corporate Governance Guidelines provide (1) no director who serves as the chief executive officer of, or occupies an equivalent position at, any public company (including the Company) should serve on the boards of directors of more than three public companies (including the Company), (2) no other director should serve on the boards of directors of more than five public companies (including the Company), and (3) no member of the Audit and Finance Committee should serve simultaneously on the audit committees of more than three public companies (including the Company), in each case unless the Board determines that such service would not impair the ability of such director to effectively serve on the Board or the Audit and Finance Committee, as applicable. Directors must notify the Chair of the Corporate Governance and Nomination Committee in connection with accepting a seat on the board of directors of another business corporation so that the potential for conflicts or other factors compromising the director’s ability to perform his or her duties may be fully assessed.

•
Board and committee meeting attendance: Each member of the Board is expected to make reasonable efforts to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special meetings of the Board. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates are taken into account by the Corporate Governance and Nominating Committee in connection with assessments of director candidates for re-nomination as directors.

•
Director orientation and continuing education: Our Corporate Governance and Nominating Committee has developed an orientation program designed to familiarize new directors with our business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes, and our Code of Business Conduct and Ethics. In addition, our Board committees monitor the continuing education needs of their members and recommend action to the Board where appropriate. Further, our executive officers are responsible for periodically providing materials or briefing sessions for continuing directors to assist them in discharging their duties.

•
Director access to management and advisors: Directors have complete access to senior members of our management. Our Board of Directors and each of its committees is authorized to request that any Company officer or employee, outside legal counsel, independent auditor, or other professional retained by the Company to render advice to the Company, attend any meeting of the Board or such committee, or otherwise meet with members of or advisors to the Board of Directors. Our Board of Directors and each committee is authorized to engage legal, accounting, or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.

Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership positions by overseeing the development of executive talent and planning for the succession of our senior management, including our Chief Executive Officer.
Our Corporate Governance and Nominating Committee and Human Capital Committee review and oversee the development and implementation of senior management succession plans. These committees periodically report to our Board of Directors on (i) such management succession plans, including recommendations and evaluations of potential successors to the Chief Executive Officer and other members of senior management and (ii) any development plans for then-current members of senior management.
Shareholder Engagement
We believe effective corporate governance requires regular, constructive, and thoughtful engagement with our shareholders on a number of topics, including operating performance, corporate governance, long-term strategy, executive compensation, corporate social responsibility, and governance-related issues. Our Board of Directors, CEO
Exact Sciences 2023 Proxy Statement 21

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

and senior management team play a central role in our shareholder engagement strategy and we regularly engage shareholders throughout the year and consider their input. In addition, our Human Capital Committee is charged with monitoring and evaluating the Company’s engagement with shareholders to solicit feedback on the Company’s compensation philosophy, structure, programs, practices, and policies.
We solicit ongoing feedback from major shareholders and strive for continued and robust shareholder engagement throughout the year. Our Board of Directors welcomes feedback on its corporate governance and executive compensation practices and policies and believes that continued engagement with shareholders will further align the long-term interests of our Board of Directors, the Company, its management, and its shareholders. Following our annual meeting of shareholders in 2022, we offered our top 30 shareholders, collectively holding approximately 70% of our outstanding shares, an opportunity to engage with management and our Board of Directors. We met with shareholders representing approximately 20% of our outstanding shares. Several key shareholders provided feedback regarding our classified board structure. Our Board of Directors listened to this feedback and, as a result, has included a proposal to declassify our Board of Directors in this Proxy Statement and recommends that our shareholders adopt this proposal at the Annual Meeting.
As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with our Board of Directors, the independent directors of our Board of Directors or any individual member of our Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of our Board of Directors, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the independent directors of our Board of Directors, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.
Policies Regarding Director Nominations
Our Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Below is a summary of certain provisions of this policy.
Process for Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting nominees for election to our Board of Directors by our shareholders. Our Board of Directors delegates the selection process to our Corporate Governance and Nominating Committee, with the expectation that other members of our Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, our Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by other directors or shareholders, or through such other methods as our Corporate Governance and Nominating Committee deems appropriate. When filling positions for membership on our Board of Directors, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds, as well as diversity of race, ethnicity, gender, age, and culture. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. Once candidates have been identified, our Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our Corporate Governance and Nominating Committee deems to be helpful in the evaluation process.
Our Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, our Corporate Governance and Nominating Committee recommends candidates for our Board of Directors’ approval as nominees for election to our Board of Directors. Our Corporate Governance and Nominating Committee also recommends candidates for our Board of Directors’ appointments to the standing committees of our Board of Directors.
Procedures for Recommendation of Director Nominees by Shareholders
The policy of our Corporate Governance and Nominating Committee is to consider properly submitted shareholder recommendations for director candidates. To submit a recommendation to our Corporate Governance and Nominating Committee for director nominee candidates, a shareholder must make such recommendation in writing and include:
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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

•
the name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

•
the class and number of shares of our equity that are owned beneficially and held of record by such shareholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•
a description of the material terms of any agreements, arrangements, or understandings (whether or not in writing) entered into between such shareholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing of, or voting of any shares of any class of our equity;

•
the following information regarding the director nominee:

•
the name, age, business address, and residence address of such person;

•
the principal occupation or employment of such person; and

•
the class and number of shares of our equity that are, directly or indirectly, owned beneficially or held of record by such person or any of its affiliates or associates including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•
certain representations and agreements of such director nominee as set forth in detail in our by-laws;

•
why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

•
how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;

•
a representation that the shareholder giving the notice of recommendation intends to appear in person or by proxy at the applicable meeting of shareholders to nominate the persons named in its notice of recommendation; and

•
all other information relating to the recommended candidate and the recommending shareholder that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or our by-laws, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board of Directors and elected.

Recommendations must be sent to the Chair of our Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that with respect to a special meeting of shareholders called by us for the purpose of electing directors to our Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to our Corporate Governance and Nominating Committee. Once our Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to our Board of Directors.
Proxy Access Shareholder Nominations to our Board of Directors
Under our by-laws, eligible shareholders may also nominate persons for our Board of Directors for inclusion in our Proxy Statement. This is commonly known as “proxy access.” A shareholder, or a group of up to 20 shareholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the shareholders and the nominees satisfy the requirements specified in our by-laws.
Policy Governing Director Attendance at Annual Meetings of Shareholders
Directors are encouraged to be present at such shareholder meetings. All members of our Board of Directors, except for one director, were present at the 2022 annual meeting of Shareholders.
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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Code of Business Conduct and Ethics
We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees. The Code of Ethics is designed to deter wrongdoing and promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•
compliance with applicable governmental laws, rules, and regulations;

•
the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;

•
accountability for adherence to the Code of Ethics;

•
safe, healthful, and sustainable working conditions, operations, and products; and

•
anonymous reporting of violations of the Code of Ethics via reporting mechanisms approved by our Audit and Finance Committee.

A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.
Additional Governance Matters—Corporate Sustainability and Human Capital
Corporate sustainability is consistent with our mission to empower patients with the most effective methods of cancer detection and treatment guidance to help eradicate the disease and save lives. We believe that to serve patients well, it is important to also act responsibly in our relationships with our employees, our communities, and the environment. We are committed to: (1) investing in our people; (2) conducting our business with the highest professional and ethical standards; (3) quality and the continuing effectiveness of our quality management system; (4) making it easy and affordable to complete our tests; and (5) working safely and being environmentally responsible. You can find more details about our environmental, social, and governance efforts in our 2021 ESG report, which was published in the Environmental, Social, and Governance (ESG) section of our Investor Relations website in early May 2022. Our 2022 ESG report is expected to be published in the Environmental, Social, and Governance (ESG) section of our Investor Relations website in May 2023.
Diversity and Inclusion
We believe diversity in thought, experience, perspective, and background within our team is necessary to support our core value of innovation. We are firmly committed to providing equal opportunity in all aspects of employment and will not discriminate in any employment decision because of a person’s race, color, sex, religion, national origin, age, disability, sexual orientation, gender identity, genetic information, veteran status, or any other basis prohibited by applicable law.
Our Executive Vice President of Human Resources is part of the executive leadership team and has direct responsibility for our diversity and inclusion program. We track and monitor workforce diversity data to ensure we are fulfilling our diversity and inclusion aspiration—to be known as a great place to work for all. Thanks, in part, to our competitive benefits and the positive results of our diversity and inclusion program, women make up approximately 54% of total employees (full-time and part-time), and 43% of management positions. In addition, we have been awarded with a Great Place to Work® CertificationTM in 2022, Fortune’s Best Workplaces in Health Care & BiopharmaTM in 2022, and Forbes’ Best-in-State Employer in 2022. As discussed earlier under the heading “Process for Identifying and Evaluating Director Nominees”, our Board of Directors has adopted policies and processes to encourage diversity among its members. As a result, our ten-person Board of Directors now includes four female members, one of whom is African American, to support diversity of opinion and perspective at the board level.
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Board Diversity Matrix
	April 1, 2023		April 1, 2022
Total Number of Directors	10		9
	Female	Male	Female	Male
Gender:
Directors	4	6	4	5
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	—	1	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	3	5
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Compensation and Benefits
Attracting the best talent starts with offering industry-leading compensation and benefits. We want our compensation and benefits to give our employees a sense of ownership in our company, and pride and determination to achieve our mission. To help our employees achieve financial well-being and share in the success they create, we offer competitive base pay, a company-sponsored 401(k) plan with discretionary employer matching, retirement planning resources, employee stock purchase plan opportunities, stock awards upon hire and annually thereafter, and annual cash bonus programs. To help our employees get and stay healthy, we offer generous health benefits, including among others, medical, dental, and vision care coverage for regular employees who are scheduled to work at least 30 hours per week and their dependents; family formation benefits (such as adoption assistance, (in)fertility treatments, etc.); life, disability, and accident insurance and critical illness benefits; and health care and dependent care flexible spending account programs and employer contributions to health savings accounts (for specific medical plans). We want our employees to take the time they need to re-energize and focus on what matters most, so we offer a parental leave program and ample time away benefits (vacation, sick, holidays, volunteer time, voting time, and other leaves). To foster a culture of care and compassion, we offer an employee assistance program with employer-paid counseling coverage for employee and household members, charitable donation matches, commuter benefits, family care assistance, wellness programs, including fitness and mental health/well being, and more.
Training and Development
We invest significant resources to develop the talent needed to achieve long-term success. We have implemented a comprehensive employee training program that includes all full-time, part-time, and temporary employees. Senior leadership, in conjunction with Human Resources, is responsible for ensuring that all staff, including contractors and consultants, have the appropriate education, training, competency, and credentials.
We create opportunities for personal growth, professional growth, and career mobility for all employees. We have invested in developmental capabilities to meet our employees at any stage of their career and help them grow, including facilitated workshops, podcasts, eLearning modules, individual development plans, mentoring, and coaching. We also have a variety of tools to facilitate developmental feedback. In 2021, we launched a mentoring program to support the growth and development journeys of our employees, enhance our inclusive culture, and increase partnership and collaboration across the business. From 2021 to 2022, we saw a 108% increase in the percentage of our leaders acting as mentors and increased employees enrolled as mentees by 82%. We also created a peer learning network, a community-driven program that creates professional development experiences by training employees to deliver development content from facilitated discussions, micro workshops, course clubs, and an interactive digital channel for continuous learning and connection. We hosted our second leadership summit, bringing senior leaders across the Company together for two and a half days of dedicated development, networking, and enrichment activities. The 2022
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summit marked the introduction of a company-wide decision-making framework in response to feedback that decision-making clarity and autonomy is tied to overall employee engagement. Through this work, we are developing employees across the Company and empowering decision-making at all levels. Thanks, in large part, to our training and development investments, we filled 36% of all open roles, including entry-level, with internal candidates in 2022.
Climate Initiatives and Environmental Impact
We recognize the science supporting climate change and understand all companies must play a role in creating a better, more sustainable planet. We are committed to operating our businesses and facilities and producing our products in a manner that respects and protects human health and the environment. Our Environmental Policy is embedded in our Code of Ethics and applies to all of our global locations.
We have dedicated resources to establish and implement environmental programs and policies across our business units and functions. We require all operations to maintain compliance with national, regional, and local regulations relating to the environment, such as those affecting air emissions, water purity, and waste disposal. We established consolidated energy and water usage data management and reporting last year, and plan to use 2021 as our baseline for ongoing progress measurement. We are actively working to establish consolidated waste data and reporting and plan to use 2022 as our baseline measurement year. We have made significant investments in energy efficiency, recycling, and water conservation programs to decrease our impact on the environment.
Our Board of Directors and its Committees
Board of Directors
Our by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of our Board of Directors and that our Board of Directors has the authority to increase the number of directors, fill any vacancies on our Board of Directors and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is ten.
Our Board of Directors is currently classified into three separate classes (Classes I, II, and III), with one class of directors nominated for election each year to serve a three-year term. However, if Proposal 5 is approved at the Annual Meeting, our classified board structure would be phased out, and the annual election of the entire Board of Directors would be phased in over a three-year period concluding at the 2026 annual meeting of shareholders.
Our Board of Directors met nine times during the year ended December 31, 2022. All directors attended at least 75% of the aggregate of all meetings of our Board of Directors and all committees of our Board of Directors on which he or she served during 2022.
Committees
Our Board of Directors has the following standing committees: Audit and Finance; Corporate Governance and Nominating; Human Capital; and Innovation, Technology and Pipeline. Our Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by our Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.
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The following table sets forth the current members of each standing committee of our Board:
NAME	AUDIT AND FINANCE	CORPORATE GOVERNANCE AND NOMINATING	HUMAN CAPITAL	INNOVATION, TECHNOLOGY AND PIPELINE
Paul Clancy
D. Scott Coward
James Doyle
Pierre Jacquet
Daniel Levangie
Freda Lewis-Hall
Shacey Petrovic
Kathleen Sebelius
Katherine Zanotti

  Chair      Member
The following summarizes the membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2022.
AUDIT AND FINANCE COMMITTEE	Number of Meetings in 2022: 6
Members	Among other things, our Audit and Finance Committee:
• Paul Clancy (Chair) • Daniel Levangie • Kathleen Sebelius
•
Maintains accountability for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information

•
Reviews, monitors, and reports to our Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting

•
Selects, evaluates, and replaces the independent auditor and serves as ultimate authority to which independent auditors are accountable

•
Oversees the Company’s internal audit department, including the appointment, replacement, or dismissal of the director of internal audit and the internal audit department’s activities, including all issued internal audit reports, major findings, and updates on remediation of past findings

•
In consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto

•
Advises and consults with management concerning plans and objectives for the Company’s capitalization, including the structure and amount of debt and equity required to meet the Company’s financing needs

•
Reviews and evaluates significant capital expenditures, mergers, acquisitions, divestitures, joint ventures, and other significant transactions

•
Regularly discusses with management, Company legal counsel, and the internal audit department the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks, and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

•
Provides the Audit and Finance Committee report for inclusion in our proxy statement for our annual meeting of shareholders

•
Recommends, establishes, and monitors procedures for the receipt, retention, and treatment of complaints relating to accounting, internal accounting controls, or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters

Our Board of Directors has determined that each member of our Audit and Finance Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. Our Board of Directors has also determined that Mr. Clancy and Mr. Levangie each qualify as an “audit committee financial expert” under the rules of the SEC.
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	Number of Meetings in 2022: 4
Members • Shacey Petrovic (Chair) • Paul Clancy • James Doyle • Kathleen Sebelius
Among other things, our Corporate Governance and Nominating Committee:
•
Recommends to our Board of Directors persons to serve as members of our Board of Directors and as members of and chairs for the committees of our Board of Directors

•
Considers the recommendations of candidates to serve as directors submitted from our shareholders

•
Assists our Board of Directors in evaluating the performance of our Board of Directors and our committees of our Board of Directors

•
Advises our Board of Directors regarding the appropriate board leadership structure for the Company

•
Reviews and makes recommendations to our Board of Directors on corporate governance matters

•
Reviews the Company’s principles, programs, and practices on sustainability topics, including environmental and social affairs

•
Reviews the size and composition of our Board of Directors and recommends to our Board of Directors any changes it deems advisable

Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC.
HUMAN CAPITAL COMMITTEE	Number of Meetings in 2022: 5
Members • Katherine Zanotti (Chair) • James Doyle • Daniel Levangie • Dr. Freda Lewis-Hall
Among other things, our Human Capital Committee:
•
Discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers

•
Evaluates and recommends to our Board of Directors appropriate compensation for the Company’s independent directors

•
Oversees the Company’s procedures for consideration and determination of executive and director compensation

•
Reviews and approves all executive compensation

•
Administers and implements the Company’s incentive compensation plans and equity-based plans

•
Reviews, monitors, and oversees the Company’s employee benefit plans

•
Reviews and approves any Company compensation clawback or recoupment policies

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•
Oversees succession planning for executive management and reviews the performance, potential, development, and retention of current and future executive management and the organizational capability to meet short- and long-term strategic objectives

•
Reviews and recommends the Compensation Discussion & Analysis for inclusion in our proxy statement for our annual meeting of shareholders

•
Oversees and monitors the Company’s policies and strategies relating to culture, talent, and human capital management, including DEI, and periodically assesses the alignment of such programs with our ESG strategy and practices

•
Provides our Human Capital Committee Report for inclusion in our proxy statement for our annual meeting of shareholders

Each member of our Human Capital Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each member of our Human Capital Committee is also an independent director within the meaning of Nasdaq’s director independence standards and applicable SEC rules.
INNOVATION, TECHNOLOGY AND PIPELINE COMMITTEE	Number of Meetings in 2022: 4
Members • Pierre Jacquet (Chair) • Dr. Freda Lewis-Hall • Kathleen Sebelius • D. Scott Coward
Among other things, our Innovation, Technology and Pipeline Committee:
•
Interacts with management and external advisors to develop insights and recommendations regarding the Company’s approach to pipeline development and technical and commercial innovation, including:

•
Maintaining alignment between strategic commercial objectives and the Company’s product development pipeline

•
Assisting management in identification, evaluation, and oversight of appropriate pipeline, technology, and product development investments

•
Working with management to prioritize medical and clinical technology needs that can effectively be addressed by the Company

•
Development, oversight, and review of key product development and other technical personnel; and

•
Assessment of new and existing intellectual property assets and risks

•
Supports the recruitment and development of, and interaction with, the Company’s scientific advisory board

•
Provides an early assessment of, and acts as a sounding board to management with regard to, merger and acquisition opportunities that would expand the Company’s pipeline or product/service offerings

•
Provides feedback and input regarding the Company’s development of innovative new business models, strategies, and tactics

Human Capital Committee Interlocks and Insider Participation
James Doyle, Daniel Levangie, Freda Lewis-Hall, and Katherine Zanotti served on our Human Capital Committee in 2022. None of the directors who served on our Human Capital Committee in 2022 has ever served as one of our employees or officers. During 2022, none of our executive officers served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Human Capital Committee.
Certain Relationships and Related Transactions
Other than compensation agreements and other arrangements which are described in “Compensation And Other Information Concerning Named Executive Officers” beginning on page 38, in 2022 there was not, and there is not
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currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock, or any member of their immediate family had, or will have, a direct or indirect material interest.
Our Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval, or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that our Audit and Finance Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of our Audit and Finance Committee is not feasible, our Audit and Finance Committee shall consider the related person transaction and, if our Audit and Finance Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, our Audit and Finance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Role of our Board of Directors in Risk Oversight
Our Board of Directors administers its risk oversight function directly and through our Audit and Finance Committee and our Human Capital Committee. Our Audit and Finance Committee reviews and evaluates the processes utilized by management to identify and assess the material internal and external risks that may affect the Company’s business, including without limitation, operational, product quality and safety, legal and regulatory compliance, litigation, and information security. Our Audit and Finance Committee regularly discusses with management, Company legal counsel, and the internal audit department the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities, including an insurance review, a review of management’s precautionary plans for disaster protection, and a review of the Company’s policies and procedures with respect to cybersecurity threats and related issues. Additionally, our Audit and Finance Committee oversees the process by which our Board of Directors is informed regarding the risks facing the Company and coordinates with the Company’s legal counsel to ensure our Board of Directors receives regular risk assessment updates from management. Our Audit and Finance Committee also reviews regulatory investigations (including findings thereof) as well as any alleged significant violations of laws, regulations, or Company policies, including the Company’s Code of Ethics and the Company’s Code of Conduct on Interaction with Health Care Professionals, and reports such findings to our Board of Directors as needed. Our Human Capital Committee, together with management, has reviewed the Company’s compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Cybersecurity and Data Protection Risk Management
Protecting the privacy of our patients’ and employees’ information and the security of our systems and networks has long been, and will continue to be, a priority for Exact Sciences and our Board of Directors. We have technical, administrative, and physical safeguards in place to help protect against unauthorized access to, use or disclosure of patient and employee information and data we collect and store. In addition, our comprehensive information security program includes, among other aspects, vulnerability management, antivirus and malware protection, file integrity monitoring, encryption, and access control.
Consistent with our Board of Directors’ risk management and oversight structure, our Audit and Finance Committee has primary responsibility for overseeing our risk management practices, programs, policies, and procedures related to data privacy, data protection, and network security. Management provides our Audit and Finance Committee and our Board of Directors with updates about cybersecurity practices, programs, policies, and procedures and the status of projects designed to strengthen internal cybersecurity and data protection. Our Board of Directors and our Audit and Finance Committee also discuss potential cybersecurity and data protection threats.
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Director Compensation
Compensation Policy for Non-Employee Directors
We maintain a compensation policy for our non-employee directors (the “Director Compensation Policy”) that is intended to enable us to attract and retain, on a longer-term basis, high-qualified, non-employee directors and to align their financial interests with those of our shareholders. We undertake an annual review of the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by our independent compensation consultant, Aon Human Capital Solutions, a division of Aon plc (“Aon”) (formerly known as Radford).This assessment and analysis informed the Director Compensation Policy and positioned the cash and equity compensation paid to our non-employee directors at the market median of a peer group that is reviewed annually. For information regarding the peer group, which is the same peer group used in connection with the determination of executive compensation, see “Compensation and Other Information Concerning Named Executive Officers” beginning on page 38.
Under the Director Compensation Policy, each non-employee director who continues to serve as a director following an annual shareholders meeting is entitled to be paid an annual cash retainer as follows:
BOARD MEMBER COMPENSATION	ANNUAL RETAINER ($)
Lead Independent Director	100,000
Director (other than Lead Independent Director)	60,000
COMMITTEE CHAIR COMPENSATION	ANNUAL RETAINER ($)
Audit and Finance Committee	25,000
Human Capital Committee	20,000
Corporate Governance and Nominating Committee	15,000
Innovation, Technology and Pipeline Committee	15,000
COMMITTEE MEMBER COMPENSATION (OTHER THAN COMMITTEE CHAIRS)	ANNUAL RETAINER ($)
Audit and Finance Committee	12,500
Human Capital Committee	10,000
Corporate Governance and Nominating Committee	6,500
Innovation, Technology and Pipeline Committee	6,500
In lieu of cash, each non-employee director may elect to receive shares of Company common stock having an equivalent dollar value.
In addition, members of our Innovation, Technology and Pipeline Committee receive an additional cash payment of $5,000 per full-day, on-site, special working meeting (of which it is anticipated that one such meeting per year will take place).
Under the Director Compensation Policy, effective beginning with 2023, on the date of each annual shareholders meeting, each non-employee director who is continuing to serve as a director following such meeting is granted restricted stock or deferred stock units having a value of $275,000 with the number of shares of restricted stock or deferred stock units to be issued being determined based on the average closing price of the Company’s common stock on the 30 trading days preceding the grant date, rounded to the nearest whole share. In addition, if the chair of our Board of Directors is independent and such chair will continue as chair following the date of the annual meeting, such chair will be granted an additional annual restricted stock or deferred stock unit award having a value of $15,000. These annual equity award grants are scheduled to vest upon the earlier of the first anniversary of the grant date or the date of the next annual shareholders meeting. However, upon the death or disability of a director or a change in control of us, such director’s equity awards will vest in full; and, upon a director’s ceasing to serve for any other reason, such director’s equity awards will vest pro rata based on the number of days between the grant date and the date of cessation of services divided by 365.
Under the Director Compensation Policy, if a director is elected or appointed to our Board of Directors other than on the date of the Company’s annual meeting of shareholders, such director’s annual cash and equity compensation as
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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

described above, for the period between the date of such election or appointment and the date of the Company’s next annual meeting of shareholders, will be granted in a pro rata amount on the date of such annual meeting to reflect the date of such director’s election or appointment and the date of the Company’s next annual meeting of shareholders. The number of shares of restricted stock or deferred stock units to be issued to the director based on the foregoing pro rata compensation is determined based on the closing price of the Company’s common stock on the 30 trading dates preceding the grant date, rounded down to the nearest whole share, and such shares of restricted stock or deferred stock units are fully vested upon grant.
Upon his or her initial election to our Board of Directors, a new director receives shares of restricted stock or deferred stock units having a value equal to $375,000 based on the closing sale price of our common stock on the 30 trading days preceding the grant date, rounded down to the nearest whole share. Such shares of restricted stock or deferred stock units vest in three equal annual installments. However, upon the death or disability of a director or a change in control of us, such shares of restricted stock or deferred stock units will vest in full.
The Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”) establishes annual limits on the awards issuable to our non-employee directors. Under the 2019 Plan, the maximum value of all awards granted to a non-employee director, taken together with all cash fees paid to such non-employee director under any other equity compensation plan of the Company or an affiliate in a given calendar year, may not exceed $600,000 (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes). However, awards granted to non-employee directors upon their initial election to our Board of Directors or the board of directors of an affiliate will not be counted towards this limit, and our board may make exceptions to this limit in extraordinary circumstances for an individual non-employee director if such individual non-employee director does not participate in the Board’s decision and the related compensation.
The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of our Board of Directors.
Stock Ownership Guidelines
As described below under "Compensation and Other Information Concerning Named Executive Officers — Compensation Discussion and Analysis" beginning on page 38 we maintain Stock Ownership Guidelines to encourage ownership of the Company’s common stock by our directors and executive officers, to further align their interests with the long-term interests of our shareholders, and to further promote the Company’s commitment to sound corporate governance. Our Stock Ownership Guidelines require directors to retain a number of shares with a Stock Value (as such term is defined in the guidelines) equal to or greater than three times the Annual Retainer (as such term is defined in the guidelines).
Non-Employee Director Compensation in 2022
The following table provides compensation information for the one-year period ended December 31, 2022 for each non-employee member of our Board of Directors. No member of our Board of Directors employed by us receives separate compensation for services rendered as a member of our Board of Directors.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Paul Clancy	91,500	249,972	341,472
D. Scott Coward(2)	—	—	—
James Doyle	106,500	249,972	356,472
Pierre Jacquet	73,000(3)	249,972	322,972
Daniel Levangie	82,500	249,972	332,472
Freda Lewis-Hall	76,500	249,972	326,472
Shacey Petrovic	75,000	249,972	324,972
Kathleen Sebelius	85,500(3)	249,972	335,472
Katherine Zanotti	80,000	249,972	329,972

(1)
The amounts shown in this column indicate the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the

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assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2022. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.
(2)
Mr. Coward retired from his position as Executive Vice President, Chief Legal Officer, and Secretary of the Company and was appointed to our Board of Directors on December 30, 2022. As such, Mr. Coward did not receive compensation for his service on our Board of Directors in the one-year period ended December 31, 2022.

(3)
Per the election of the director and in accordance with the Director Compensation Policy, 100% of the annual cash retainer was paid in shares of Company common stock having an equivalent dollar value.

As of December 31, 2022, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock, RSUs and deferred stock units as follows:
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	UNVESTED SHARES OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, PERFORMANCE STOCK UNITS AND DEFERRED STOCK UNITS
Paul Clancy	—	7,559
D. Scott Coward	18,702(1)	31,142(1)
James Doyle	5,477	11,083
Pierre Jacquet	—	5,606
Daniel Levangie	—	5,606
Freda Lewis-Hall	—	7,294
Shacey Petrovic	—	6,869
Kathleen Sebelius	—	5,606
Katherine Zanotti	—	5,606

(1)
Represents awards granted to Mr. Coward in his role as Executive Vice President, Chief Legal Officer, and Secretary of the Company prior to his appointment to the Board.

Exact Sciences 2023 Proxy Statement 33

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WHAT YOU ARE VOTING ON:
Shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.
After assessing the qualifications, performance, and independence of PricewaterhouseCoopers LLP (“PWC”), which has served as our independent registered public accounting firm since 2020, the Audit and Finance Committee of our Board of Directors believes that retaining PWC is in the best interests of our Company. The Audit and Finance Committee of our Board of Directors has appointed PWC as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although it is not required to do so, our Board of Directors is asking shareholders to ratify PWC’s appointment. If our shareholders do not ratify PWC’s appointment, the Audit and Finance Committee will consider changing our independent registered public accounting firm for 2024. Whether or not shareholders ratify PWC’s appointment, the Audit and Finance Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.
PWC has advised the Committee that it is an independent accounting firm with respect to our Company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.
A representative of PWC is expected to be present at the Annual Meeting. In addition to having the opportunity to make a statement, the PWC representative will be available to respond to any appropriate questions.
Board Recommendation
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the aggregate fees billed or expected to be billed by PWC for 2022 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described in the following table.
PricewaterhouseCoopers
Fee Category	2022	2021
Audit Fees(1)	$2,633,000	$2,752,000
Audit-Related Fees(2)	712,000	117,000
Tax Fees(3)	—	5,000
All Other Fees	—	—
Total	$3,345,000	$2,874,000

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents, and assistance with and review of documents filed with the SEC. Audit fees also include fees for professional services rendered for statutory audits performed by PWC’s international affiliates.

(2)
Audit-related fees for 2022 include fees for professional services rendered for (i) the audit of our 401(k) Plans, (ii) an audit related to our participation in the HSRA Provider Relief Fund, and (iii) a special purpose audit in connection with the sale of certain assets related to our Oncotype DX Genomic Prostate Score test. Audit-related fees for 2021 include fees for professional services rendered for the audit of our 401(k) Plan.

(3)
Tax fees include fees for professional services rendered in connection with tax advisory and tax compliance services for PFS Genomics, which was acquired by Exact Sciences in May 2021.

Pre-Approval Policies and Procedures
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. All such services provided in 2022 were pre-approved by the Audit and Finance Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
The Audit and Finance Committee has delegated pre-approval authority to its chair when necessary due to timing considerations. Any services pre-approved by such chair must be reported to the full Audit and Finance Committee at its next scheduled meeting.
Exact Sciences 2023 Proxy Statement 35

REPORT OF THE AUDIT AND FINANCE COMMITTEE

REPORT OF THE AUDIT AND FINANCE COMMITTEE
The Audit and Finance Committee is comprised of Paul Clancy, Daniel Levangie, and Kathleen Sebelius. None of the members of the Audit and Finance Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit and Finance Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2022, and has discussed them with both management and PricewaterhouseCoopers (“PWC”), the Company’s independent registered public accounting firm. The Audit and Finance Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit and Finance Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PWC their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has also considered and discussed the compatibility of non-audit services provided by PWC with that firm’s independence.
Based on its review of the consolidated financial statements and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted by the Audit and Finance Committee.
The Audit and Finance Committee:
Paul Clancy, Chair
Daniel Levangie
Kathleen Sebelius
36 Exact Sciences 2023 Proxy Statement

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
WHAT YOU ARE VOTING ON:
Shareholders are being asked to cast an advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement.
This Proposal 3 enables our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.
At our 2022 annual meeting of shareholders, we held a Say-on-Pay vote on the compensation of our named executive officers for 2022, which received the support of approximately 94% of the votes cast. The result was a significant improvement from the result of the Say-on-Pay vote at our 2021 annual meeting, when the compensation of our named executive officers for 2021 received the support of approximately 67% of the votes cast. Our Human Capital Committee and our full Board of Directors take Say-on-Pay vote outcomes very seriously. While we have a history of strong engagement with our shareholders, in order to better understand the 2021 Say-on-Pay vote result and solicit shareholder feedback, we undertook an extensive shareholder outreach campaign following our 2021 annual meeting of shareholders. We contacted shareholders representing approximately 70% of our shares to, among other things, discuss our executive compensation program, policies, and practices, solicit feedback, and ensure that we had insight into the issues that were most important to our shareholders so that we could better understand their perspectives. In response to the feedback we received from our shareholders through this campaign, and our continued focus on incentivizing long-term shareholder value creation, we made a number of changes to our executive compensation program. We view the support of approximately 94% of the votes cast on the Say-on-Pay vote at our 2022 annual meeting of shareholders as an indication of our shareholders’ positive reaction to our executive compensation program.
As described in detail under the heading “Compensation and Other Information Concerning Named Executive Officers—Compensation Discussion and Analysis” beginning on page 38, our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning Named Executive Officers” section beginning on page 38 for additional details about our executive compensation programs, including information about the 2022 compensation of our named executive officers.
We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis”, the compensation tables, and any related material disclosed in the proxy statement for the Company’s 2023 Annual Meeting is hereby APPROVED.”
Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our shareholders and will consider the result of the vote when determining future executive compensation arrangements.
Board Recommendation
Exact Sciences 2023 Proxy Statement 37

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

COMPENSATION AND OTHER INFORMATION CONCERNING
NAMED EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation program as it relates to our named executive officers (“NEOs”) determined in accordance with SEC rules, whose compensation information is presented in the following tables and discussed in accordance with SEC rules:
Name	Position
Kevin Conroy	Chairman, President, and Chief Executive Officer
Jeffrey Elliott	Executive Vice President, Chief Financial Officer, and Chief Operating Officer
Everett Cunningham	Chief Commercial Officer
Jacob Orville	General Manager, Screening
Sarah Condella	Executive Vice President, Human Resources
Our Company
Exact Sciences Corporation is a leading, global, advanced cancer diagnostics company. We have developed some of the most impactful tests in cancer diagnostics, and are currently working to bring new, innovative cancer tests to patients throughout the world.
We are committed to making earlier cancer detection a routine part of medical care. From screening to treatment guidance, we help people get the answers they need to make more informed cancer care decisions. Our revenues are primarily generated by our laboratory testing services from our Cologuard® colorectal cancer screening test and our Oncotype DX® cancer diagnostic tests and services.
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Executive Summary

Our 2022 results show the strength of our business and the momentum behind our brands. We generated a record $2.08 billion in revenue, an increase of 25% excluding COVID-19 testing, as our innovative tests continue to prevent cancer, detect it earlier, and guide treatment for more patients globally.
Our executive compensation program supports long-term value creation. Approximately 96% of our CEO target compensation and more than 84% of the target compensation for our other NEOs is variable and at risk, tied to our stock price performance, or subject to achievement of pre-set rigorous performance targets.
Our NEO compensation program reflects multiple changes implemented in response to shareholder perspectives and our focus on long-term shareholder value creation, including the following:
•
In 2022, increased ratio of performance stock units (“PSUs”) for CEO long-term incentives (“LTI”) to 60% from 50%; in 2023, increased ratio of PSUs for NEO LTI, on average, to 50% from 33%;

•
Payment of 50% of base salary and 50% of target annual bonus incentives in the form of restricted stock units (“RSUs”) and PSUs, respectively, for the CEO and CFO, strengthening the alignment between their compensation and our shareholders;

•
New profitability and talent development metrics included in our annual incentive plan;

•
Introduction of a relative total shareholder return (“TSR”) modifier for the PSUs granted in 2022, which may increase or decrease the earned payout by up to 50% to reinforce alignment with shareholders; and

•
Expansion of the clawback policy to allow recoupment of incentive compensation in the event of misconduct that did not result in a financial restatement, above and beyond the requirement of the Dodd-Frank Act.

Our 2022 annual incentive plan paid out at 105% of target in alignment with our strong financial results. These payouts reflected strong revenue performance and high patient and provider satisfaction, determined by Net Promoter Score. With 50% of the target bonus opportunity delivered to the CEO and CFO in the form of shares, the actual realized value of the annual incentive, adjusted for our stock price performance during 2022, was lower than the initial target value for the CEO and CFO.
We believe our compensation program continues to incentivize long-term shareholder value creation and our incentive programs continue to focus executives on profitable growth. We remain committed to advancing our pipeline of life-changing diagnostics.

Exact Sciences 2023 Proxy Statement 39

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Other 2022 Executive Compensation Highlights
Our executive compensation policies and practices are designed to reinforce our pay-for-performance philosophy and align with sound governance principles. Listed below are additional details and highlights of our 2022 executive compensation policies and practices.
Ongoing shareholder engagement	We value our shareholders’ opinions and feedback and are committed to maintaining an active dialogue to understand their priorities and concerns. Following our annual meeting of shareholders in 2022, we offered our top 30 shareholders, collectively holding approximately 70% of our outstanding shares, an opportunity to engage with management and our Board of Directors. We met with shareholders representing approximately 20% of our outstanding shares. We believe that ongoing engagement builds mutual trust and alignment and is essential to our long-term success.
Continued, increased use of performance-based equity compensation	Expanding on our commitment to meaningful performance-based equity compensation in 2021, the Human Capital Committee increased the portion of NEO long-term compensation that is awarded in the form of PSUs that vest at the end of a three-year performance period based on the achievement of pre-set performance targets. In particular, the Human Capital Committee increased the proportion of CEO Kevin Conroy’s performance-based awards to 60% of his total long-term compensation from 50%, and the remaining 40% was in the form of RSUs. In early 2023, the Human Capital Committee increased the ratio of PSUs for the NEO long-term incentives, on average, to 50% from 33%.
Issued shares in lieu of earned annual compensation	In 2022, and at their request, the Human Capital Committee approved the issuance of RSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their base salary for 2022. These RSUs vested in eleven equal monthly installments from February 2022 through December 2022. Also at their request, the Human Capital Committee approved the issuance of PSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their annual cash bonus opportunity for 2022. The amount of the PSUs that ultimately vested was equal to the percentage of the target annual cash bonus opportunity that was paid to bonus plan participants, based on the achievement of corporate goals established for the plan. These actions served to increase the alignment between Mr. Conroy and Mr. Elliott and our shareholders.
Incorporated a profitability and mentorship metric into annual incentive opportunities	The Human Capital Committee added a profitability metric for the 2022 annual incentive plan to create an even stronger alignment with our shareholders, and a mentorship objective to continue to integrate social goals into our incentive plans.
Added TSR modifier to PSUs	The Human Capital Committee introduced a relative TSR modifier in PSUs granted to our senior executive team, including each of our NEOs. Similar to 2021 PSU grants, 2022 grants remain tied to revenue growth (67%) and specified scientific and business expansion milestones (33%). In addition to these performance criteria, a TSR modifier was added so that the amount of these awards earned may be increased or decreased based on the Company’s TSR performance over a three-year period, relative to a peer index. The TSR modifier can increase or decrease payout by as much as 50% (to a maximum possible achievement of 225% of target). If threshold performance is not achieved on either the revenue growth or scientific milestones, 0% of the PSU awards will be vested.
Expanded incentive clawback policy for employees	In October 2022, the Human Capital Committee expanded our policy allowing recoupment of equity and cash incentive compensation in the event of misconduct that did not result in a financial restatement, above and beyond the clawback requirements pursuant to the Dodd-Frank Act.
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Continued formula-driven calculation of annual bonus payouts	In direct response to shareholder feedback, our Human Capital Committee relied solely on pre-determined objective measures to assess performance and calculate annual cash bonus payments for 2022.
No modifications to performance metrics	The Human Capital Committee did not lower or otherwise adjust 2022 performance metrics.
2022 Financial Performance and Operational Highlights
Exact Sciences generated a record $2.08 billion in revenue in 2022, an increase of 18%, or 25% excluding COVID-19 testing, with Screening revenue of $1.43 billion and Precision Oncology revenue of $601 million. Strong revenue growth and industry-leading gross margins powered $5 million in positive adjusted EBITDA in fourth quarter 2022, more than a year ahead of previous expectations for adjusted EBITDA profitability.
Revenue
(millions)
Adjusted EBITDA(1)
(millions)
Exact Sciences 2023 Proxy Statement 41

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

(1)
Throughout this Compensation Discussion and Analysis we refer to adjusted EBITDA, a non-GAAP financial measure, which we believe is relevant to understanding our results of operations and compensation performance measures. See Appendix A attached to this Proxy Statement for a reconciliation of adjusted EBITDA to GAAP net income.

We also made progress on each of our three key priorities:
2022 Priorities	Progress made
Take care of the people we serve	Achieved an overall net promoter score of 48 Achieved Great Place to Work™ certification through an employee engagement survey
Impact more lives
Surpassed 12 million cumulative people tested for cancer, including 10 million with Cologuard
Expanded our global network of ordering health care professionals to more than 350,000
Grew core revenue, which excludes revenue from the PreventionGenetics acquisition and the Oncotype DX Genomic Prostate Score test divestiture, by $372 million year over year
Became adjusted EBITDA profitable in the fourth quarter

Bring great new tests to patients
Completed enrollment of BLUE-C, our pivotal study to support our next-generation Cologuard and colorectal cancer blood tests
Launched an innovative Cologuard collection kit to give patients more time to get their samples back to our lab
Generated evidence for our multi-cancer early detection test showing it was able to detect 61% of cancers at >98% specificity across 15 organ types, including 11 with no screening option available today
Made meaningful progress on our molecular residual disease test development in colon and breast cancer

CEO Realizable Pay
Paying for performance is the foundation of our compensation program, and we put much of our executives’ pay “at-risk.” Over the past several years, we have granted a mix of time-based RSUs and PSUs, as well as stock options, to retain and motivate our executives to deliver long-term performance. Given that a significant portion of the compensation packages vary depending on our performance, oftentimes the grant date value of compensation (as reported annually in the Summary Compensation Table) is not always reflective of the actual realizable pay value that may be received by the CEO.
The following chart shows the difference between the reported pay for Mr. Conroy, as disclosed in the Summary Compensation Table, and the realizable pay values of those awards as of the end of 2022. Realizable pay for the past three years was between 39% and 60% lower than pay as reported in the Summary Compensation Table for the corresponding year, based on the December 30, 2022 stock price of $49.51 per share.
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

CEO Summary Compensation Table vs. Realizable Pay
(millions)
“Summary Compensation Table” pay is defined as compensation earned or deliverable, as disclosed in the Summary Compensation Table for each year, including actual base salaries, actual annual cash bonuses received, and long-term equity awards (RSUs, PSUs, and option grants) based on the grant date fair value under applicable accounting guidance.
“Realizable Pay” is defined as the compensation earned or deliverable in each year including: actual salary received, actual annual cash bonuses received, and the intrinsic (as opposed to accounting) value of long-term incentive plan components, as valued on December 30, 2022 using the year-end stock price of $49.51 per share.
Ongoing Compensation Policies and Practices
In setting executive base salaries, annual cash bonus opportunities, and equity incentive grant levels, our Human Capital Committee considers compensation for comparable positions in the market, the competition for talent, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our patients and shareholders, and a long-term commitment to our Company. We target a competitive position, informed by an analysis of the practices of our peer group identified below, when determining the mix of compensation of base salary, annual cash bonus opportunities, and long-term incentive opportunities.
Role of Shareholder Say-on-Pay Votes
In 2022, we received 94% shareholder support of our annual say-on-pay vote, which is up sharply from the 67% support we received in 2021 and more consistent with historical shareholder support. We believe the restored approval reflects our significant efforts to hear and respond to shareholder perspectives on our compensation program.
Many aspects of our current compensation program were developed in response to shareholder outreach in 2021. The Human Capital Committee and our full Board of Directors took the Say-on-Pay vote outcome very seriously. While we have a history of strong engagement with our shareholders, in order to better understand this vote result and solicit shareholder feedback, we undertook an extensive shareholder outreach campaign following our 2021 annual meeting of shareholders and continued investor discussions in 2022. During the summer and fall of 2021, we reached out to 30 of our top shareholders collectively holding approximately 70% of our outstanding common shares. We met with shareholders representing approximately 25% of our outstanding common shares. Following our annual meeting of shareholders in 2022, we offered our top 30 shareholders, collectively holding approximately 70% of our outstanding shares, an opportunity to engage with management and our Board of Directors. We met with shareholders representing approximately 20% of our outstanding shares.
Our NEO compensation program reflects multiple changes implemented in response to shareholder perspectives, as discussed above in the Executive Summary section of this Compensation Discussion & Analysis.
Through conversations with our shareholders, we gain valuable perspectives which are conveyed to the full Board of Directors and relevant committees of the Board of Directors. We intend to continue our proactive and constructive
Exact Sciences 2023 Proxy Statement 43

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

shareholder engagement efforts going forward and to consider shareholder perspectives with respect to our compensation program design and practices. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program.
Objectives and Philosophy of Our Executive Compensation Program
Each year, the Human Capital Committee reviews our Company’s executive compensation philosophy and objectives and makes appropriate changes to ensure the sustained competitiveness of our program. In October 2021, the Human Capital Committee reaffirmed our executive compensation philosophy for 2022.
The compensation program for our executive officers is intended to achieve the following objectives:
To realize these objectives, we use a balance of compensation elements and benefits, which are summarized in the table below. The focus of our compensation program is on total direct compensation opportunity (base salary, annual incentive compensation, and long-term incentive compensation), with an explicit role for each element. The following elements of our pay program have been carefully selected and are reviewed on an annual basis.
	Base salary	Annual cash bonuses	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Acts as a vehicle to motivate and retain	☑	☑	☑	☑
Provides stability and manages risk	☑
Balances short-term focus with pursuit of long-term performance	☑	☑	☑	☑
Pays for performance		☑	☑	☑
Aligns executive interests with those of shareholders		☑	☑	☑
Incentivizes stock price growth			☑	☑
To complement these pay elements, our Board of Directors and the Human Capital Committee have also implemented numerous compensation policies and practices designed to enhance the governance of our executive compensation program, further our compensation objectives, and protect shareholder interests. These policies and practices include:
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Pay-for-performance	Most of our compensation is “at-risk” and is directly tied to Company performance and objectives
Corporate strategy adjustment	Our Human Capital Committee establishes incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to grow long-term shareholder value
Recoupment policy	This enables reduction or recoupment of equity and other incentive compensation in the instance of certain financial restatements and detrimental conduct
Stock ownership guidelines	Executives and directors are required to maintain a robust level of stock ownership to further align management with shareholder interests
Anti-hedging and pledging provisions	Our Insider Trading Policy strictly prohibits hedging and pledging activities by executive officers
Repricing prohibited	We may not reprice underwater stock options without prior shareholder approval
Compensation risk assessment	Our Human Capital Committee annually assesses the risk associated with our compensation policies and practices to ensure they are not reasonably likely to have a material adverse effect on the Company
To evaluate the competitiveness of our compensation program, we compare it against the programs of peers in related industries at a similar stage of development and comparable financial profile. We also evaluate broader size-appropriate comparisons in related industries. More information about our use of peer group data is provided below. We also assess pay levels and pay mix of our aggregate executive and non-executive compensation programs through compensation positioning. For base salary, target bonus, and annual long-term incentives, we strive to keep our compensation program positioned at the market median. However, our compensation philosophy also recognizes the need for flexibility based on experience, scope of position, critical skills, and individual/corporate performance. We consider compensation data from our compensation peer group as one of several factors that informs our judgment of appropriate parameters for compensation levels. We do not strictly benchmark compensation to a specific percentile of our compensation peer group, nor do we apply a formula or assign relative weightings to specific compensation elements. We believe that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because it does not take into account the specific performance of the executive officers, the relative size, growth and performance of the Company, or any unique circumstances or strategic considerations of the Company.
Determining Executive Compensation
Role of Human Capital Committee and Management
It is the responsibility of our Human Capital Committee to administer our executive compensation practices, to ensure they are competitive and financially prudent, and that they include incentives that are designed to appropriately drive performance. To achieve these objectives, our Human Capital Committee periodically reviews commercially-available, industry-specific compensation data for companies at a similar stage of development, headcount, revenue and market capitalization in the diagnostic, biotechnology, and medical device industries as a general guide for establishing our pay and equity practices and structures.
Our Human Capital Committee, along with our Board of Directors, also reviews and approves corporate and financial objectives used in our executive compensation program to confirm that appropriate goals have been established and track performance against them. On an annual basis, our Human Capital Committee reviews tally sheets reflecting each executive officer’s compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination of employment or change of control.
Exact Sciences 2023 Proxy Statement 45

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Our Human Capital Committee generally conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to our Human Capital Committee relating to the compensation of these officers. The Human Capital Committee also reviews advice and recommendations from its independent compensation consultant. Following a review of these recommendations, our Human Capital Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer’s recommendations as our Human Capital Committee considers appropriate.
Our Human Capital Committee’s review of the Chief Executive Officer’s compensation is subject to additional procedures. With input from the independent directors, the Lead Independent Director, along with our Human Capital Committee, evaluates the Chief Executive Officer’s performance and reviews the evaluation with him. Based on that evaluation and review and consultation with its independent compensation consultant, our Human Capital Committee then determines the Chief Executive Officer’s compensation. The Chief Executive Officer neither attends nor participates in the Committee’s deliberation or vote on his compensation.
Role of Independent Consultant
In 2022, the Human Capital Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”) (formerly known as Radford), as its independent executive compensation consultant. Our Human Capital Committee has assessed the independence of Aon pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to our Human Capital Committee. Where appropriate, we follow the advice of our independent executive compensation consultant.
Use of Peer Group Data
As part of our annual review of our executive compensation philosophy, we also evaluate our compensation peer group. In late 2021, with the guidance of Aon, our Human Capital Committee conducted an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives, and target total direct compensation.
Aon analyzed the components of our executive compensation program against proxy statement data from a peer group of companies that consisted of:
•
publicly-traded biopharmaceutical, diagnostic, and medical device companies that were similar to the Company in terms of stage of development, revenue, market capitalization, and headcount;

•
the universe of companies that consider us as a peer; and

•
survey data from a broader group of commercial-stage public diagnostic, biotechnology, and medical device companies based on the following criteria:

Metric	Range used in selecting peer group
Revenue	between $600 million and $6.0 billion
Market capitalization	between $5.5 billion and $52.0 billion
Headcount	between 2,200 and 20,000
In October 2021, based on Aon’s review and recommendations regarding the Company’s executive compensation peer group, our Human Capital Committee approved a new peer group for 2022. In its review, Aon focused on creating a peer group that:
•
represented companies operating in the diagnostic, medical device, and biotechnology industries;

•
comprised companies with at least one commercialized product; and

•
captured comparable companies in terms of revenue, market capitalization, and headcount.

Based on these criteria, our Human Capital Committee removed Edwards Lifesciences and Ionis Pharmaceuticals from, and added Alnylam Pharmaceuticals and 10x Genomics to, our compensation peer group. The following is a list of the companies that comprised our 2022 compensation peer group:
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

2022 Compensation Peer Group
10x Genomics*	DexCom	Masimo
Abiomed	Guardant Health	Natera
Agilent Technologies	Hologic	Penumbra
Align Technology	Horizon Therapeutics	Quidel
Alnylam Pharmaceuticals*	IDEXX Laboratories	ResMed
BioMarin Pharmaceutical	Illumina	Seagen
Bio-Rad Laboratories	Incyte
Bio-Techne	Insulet

*
New to peer group

2022 Compensation Peer Group Industry Prevalence
2022 CEO Compensation
The Human Capital Committee assessed many elements to determine compensation for Mr. Conroy in 2022. The committee evaluated Mr. Conroy’s compensation relative to industry peers and relative to his performance in leading the Company through a year in which it demonstrated continued resilience in the face of the ongoing effects of the COVID-19 pandemic and (1) achieved outstanding results to finish 2021, setting the stage for future growth and a clear path to profitability and (2) continued to develop new tests to help fundamentally change how cancer patients are diagnosed and treated. The Human Capital Committee made no change to Mr. Conroy’s annual incentive target, which was set to 140% of base salary (although his annual incentive opportunity increased as a result of the increase in his base salary, which is described below). The Human Capital Committee believes this target provides Mr. Conroy with motivation to meet or exceed financial and operational targets that are aligned with near-term success goals. The short-term incentive program is used for the entire organization, consistent with our team-based culture and philosophy that all employees share in the achievement of company performance measures. Finally, in considering Mr. Conroy’s long-term incentives, the Human Capital Committee considered the suggestion of shareholders and peer/industry practices and delivered Mr. Conroy’s annual equity award with a split of 60% PSUs (up from 50% in 2021) and 40% RSUs, making his annual equity award more performance-based than industry norms.
These assessments and practices resulted in a well-balanced target pay mix in 2022, as seen in the graph below. A large percentage of Mr. Conroy’s pay is variable and “at-risk” (96%), meaning that value will only be received if corporate and stock price performance is strong. This pay reflects our pay-for-performance culture and pay program.
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

CEO Target Pay Mix1
(1)
For 2022, Mr. Conroy voluntarily elected to receive one-half of his base salary in the form of RSUs and one-half of his annual cash bonus opportunity in the form of PSUs, as reflected in this chart.

CEO Target Compensation
(millions)
The grant date fair value of the equity compensation awarded to Mr. Conroy in 2020, 2021, and 2022 was $18,202,100, $12,266,752, and $12,685,646 (including equity awards Mr. Conroy voluntarily received in 2022 in lieu of one-half of his base salary and annual cash bonus opportunity), respectively. Mr. Conroy’s 2020 compensation was higher than his compensation in 2021 and 2022 due to equity grants made to him in 2020 in recognition of his extraordinary leadership that year, including his oversight of the Genomic Health acquisition, which accelerated the Company’s transformation into an established brand offering best-in-class tests across all stages of cancer screening, diagnosis, and treatment.
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Executive Compensation Elements
Our executive compensation program consists of the following three principal components:
As noted above, our Human Capital Committee uses peer group data to help inform its decisions. Our Human Capital Committee applies judgment in establishing specific compensation elements and total compensation, taking into account not only peer data, but also factors such as Company, business, and individual performance; scope of responsibility; critical needs and skill sets; leadership potential; and succession planning. Our Human Capital Committee believes that retaining this flexibility gives the committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. Based on these principles, which included consideration of the factors described above under “CEO Compensation,” we reached the following conclusions and took the following actions with respect to our NEOs’ executive compensation in early 2022:
Base Salaries
Each NEO’s base salary is a fixed component of annual compensation that reflects their scope of responsibility and organizational impact, as well as individual performance. Other considerations include, but are not limited to:
•
each executive officer’s position and specific responsibilities;

•
recent individual performance;

•
level and breadth of experience;

•
achievement of corporate and strategic goals;

•
a review of competitive pay levels at comparable positions in peer companies;

•
retention considerations; and

•
the compensation levels required to attract qualified new hires.

For 2022, base salaries were set as follows:
Name	2021 Base Salary	2022 Base Salary(1)	Increase
Kevin Conroy	$963,100	$1,001,600	4%
Jeffrey Elliott	$575,000	$621,000	8%
Everett Cunningham	$650,000	$676,000	4%
Jacob Orville	$478,500	$497,600	4%
Sarah Condella	$440,000	$475,200	8%
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

(1)
In 2022 and at their request, the Human Capital Committee approved the issuance of RSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their base salary for 2022, which RSUs vested in eleven equal monthly installments from February 2022 through December 2022. This action served to increase the alignment between Mr. Conroy and Mr. Elliott and our shareholders. These RSUs are reflected in the executive compensation tables that follow this Compensation Discussion and Analysis.

In addition to the factors described above, base salary adjustments reflected merit- and market-based adjustments for the NEOs, as well as expanded scopes of responsibilities, to bring their base salaries closer to the peer group median.
Annual Cash Bonus Opportunity for 2022
Our Human Capital Committee believes that a meaningful portion of our executives’ compensation should be “at risk” or contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity under which each of our executive officers is eligible to earn a specified target amount equal to a percentage of their base salary based on the achievement of corporate goals determined by our Human Capital Committee.
Consistent with the prior year, in 2022, our NEOs were eligible to earn annual cash bonuses for 2022 performance ranging from 50% to 150% of their target annual cash bonus, with an up to 10% modifier described below. None of our NEOs received an increase in their target annual cash bonus, as a percentage of their base salary, in 2022.
Name	2022 Base Salary	2022 Target Bonus	2022 Target Bonus(1)
Kevin Conroy	$1,001,600	140%	$1,402,240
Jeffrey Elliott	$621,000	60%	$372,600
Everett Cunningham	$676,000	70%	$473,200
Jacob Orville	$497,600	50%	$248,800
Sarah Condella	$475,200	50%	$237,600

(1)
In 2022 and at their request, the Human Capital Committee approved the issuance of bonus PSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their annual cash bonus opportunity for 2022. The amount of the bonus PSUs that ultimately vested was equal to the percentage of the target annual cash bonus opportunity that was paid to annual bonus plan participants based on the achievement of corporate goals established for 2022. This action served to increase the alignment between Mr. Conroy and Mr. Elliott and our shareholders.

The Human Capital Committee relied on pre-determined performance criteria and did not exercise discretion in determining the amount of the payments earned by our NEOs under our 2022 annual cash bonus program. The performance criteria for 2022 are described below.
In setting and determining the 2022 bonus awards for our NEOs, our Human Capital Committee considered the executive team’s achievement of the following metrics and corresponding performance goals, which were selected with a focus on driving our strategic priorities for 2022.
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Goal	Performance Measures	Minimum	Target	Maximum	Target Weighting	Actual Result/Target Achievement
Impact More Lives	Total revenue	≥ $1.88 billion	$2.01 billion	≥ $2.188 billion	60%	$2.08 billion (75%)
Bring Great New Tests to Patients	Complete Blue-C and enroll 60+ cancers	4 of 8 milestones	6 of 8 milestones	8 of 8 milestones	20%	4 of 8 milestones (10%)
	Cologuard 2.0 analytical validation results available internally
	Completion of testing of Blue-C samples for Cologuard 2.0
	Complete colorectal cancer blood design transfer
	First patient enrolled in multi-cancer early detection pivotal study (SOAR)
	Launch multi-cancer early detection lab-developed test and first patient tested
	Molecular residual disease retrospective data generated
	Molecular residual disease tumor naïve assay design complete
Take Care of the People We Serve	Overall Net Promoter Score (NPS)	NPS of 33 - 37	NPS of 37 - 45	NPS ≥ 45	10%	NPS of 48 (15%)
	Gallup engagement index	Achieve Gallup engagement index of 55% engaged	Maintain or improve 2021 Gallup engagement index of 57% engaged	Achieve 70th percentile ranking compared to one of three peer groups: Gallup’s Life Sciences, Healthcare Services or Gallup overall in 2022 survey	10%	Gallup engagement index of 52% engaged (0%)
Additional Metrics that Modify Annual Bonus Payout	2022 adjusted EBITDA	Adjusted EBITDA ≥ ($344.0 million)			+/- 5%	Adjusted EBITDA of ($143 million) (5%)
	Director-level and above team members actively mentoring (i) at least two employees for (ii) at least 6 months	≥ 75%			+/- 5%	This condition was not met (0%)(1)

(1)
Achievement was deemed 0% due to only one of two metrics being satisfied.

After considering the executive team’s actual achievement of performance measures, our Human Capital Committee objectively determined to award bonuses for 2022 performance at 105% of target. Accordingly, Mr. Cunningham, Mr. Orville and Ms. Condella received cash bonuses of $496,493, $261,047 and $249,125, respectively. As noted above, the Human Capital Committee approved the issuance of PSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their bonus opportunity for 2022. Accordingly, for their 2022 annual bonuses, Mr. Conroy received $749,245 in cash and vested in 9,705 shares, and Mr. Elliott received $198,820 in cash and vested in 2,579 shares. The realized value of the annual bonuses for Mr. Conroy and Mr. Elliott were lower as a result of the issuance of PSUs in lieu of one-half of their bonus.
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2022 Annual Equity Awards
CEO Equity Mix1

Bonus PSUs, 6%
Total RSUs
37%
LTI RSUs, 32%
LTI PSUs, 58%
Salary RSUs, 4%
Total PSUs
63%

(1)
For 2022, Mr. Conroy voluntarily elected to receive one-half of his base salary in the form of RSUs and one-half of his annual cash bonus opportunity in the form of PSUs, as reflected in the chart above.

Our Human Capital Committee believes that equity awards provide our executive officers exposure to our share value over a long-term horizon, which motivates them to focus on long-term shareholder value. Performance of each NEO is the most prominent factor in the Human Capital Committee’s considerations in determining long-term equity awards to each of them. These awards are also intended to motivate the retention of our NEOs and provide them with a market competitive long-term equity incentive opportunity.
Equity awards granted in 2022 consisted of RSUs and PSUs. As noted in last year’s proxy statement and in concert with our increased use of performance-based equity compensation, we eliminated the use of time-based stock options as part of our executive compensation package in 2021.
In January 2022, our Human Capital Committee approved annual equity awards to our then NEOs consisting of time vesting RSUs, including the approval of the number of shares of our common stock subject to each award. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.
Beginning in 2021, the Human Capital Committee, in consultation with Aon, approved a change to the PSU program to grant PSUs annually rather than once every three years. This change is in line with best practices of our peer group and allows for annual reassessment of meaningful three-year goals.
In January 2022, the Human Capital Committee approved 2022 annual PSUs, including awards granted to our then NEOs consisting of three-year performance vesting PSUs tied to revenue growth (67%) and specified scientific and business milestones (33%). These milestones include the commercial transition of our next-generation Cologuard test, FDA approval of our colorectal cancer screening blood test, availability of our molecular residual disease product in at least one indication with a local coverage decision, enrollment completion of our multi-cancer early detection pivotal trial, and an adjusted EBITDA metric. These milestones will be earned at target if at least three of the five are achieved.
Our Human Capital Committee has determined that the disclosure of the revenue and EBITDA target levels would provide our competitors with insight into our confidential strategic and planning processes and could cause us competitive harm. Therefore, our Human Capital Committee has determined not to disclose such target levels in accordance with SEC rules. When setting such target levels, our Human Capital Committee determined they are aggressive, but achievable. We plan to disclose the performance targets and actual results at the conclusion of the performance period.
In 2022, the Human Capital Committee introduced a relative TSR modifier in the PSUs. In addition to the revenue, scientific, and business milestone conditions described above, a TSR modifier has been added, such that awards may be increased or decreased based on the Company’s TSR performance over a three-year period, relative to a peer index consisting of healthcare companies in the Russell 1000. The TSR modifier can increase or decrease payout by as
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much as 50% (resulting in a maximum possible achievement of 225% of target). If our relative TSR position is not above the 25th percentile (threshold achievement), the payout will be decreased by 50%, if our relative TSR position is at the 50th percentile (target achievement), the payout will remain unchanged, and if our relative TSR position is at or above the 75th percentile (maximum), the payout will be increased by 50%, with linear interpolation for achievement between target and threshold achievement levels, and threshold and maximum achievement levels. If threshold performance is not achieved on either the revenue growth or scientific milestones, 0% of the PSU awards will be vested.
Name	RSUs (#)	Target PSUs (#)	Maximum PSUs (#)
Kevin Conroy	52,722	79,083	177,938
Jeffrey Elliott	22,802	11,467	25,801
Everett Cunningham	30,711	15,421	34,698
Jacob Orville	15,817	7,908	17,794
Sarah Condella	15,817	7,908	17,794
Long-Term Incentive Plans
The Company maintains the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards. Incentive stock options may be granted only to employees, and all other awards may be granted to our and our affiliates’ employees, non-employee directors, consultants, and other service providers. The 2019 Plan is administered by our Board of Directors or a committee of our Board of Directors. The Company also maintains the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (as Amended and Restated Effective July 27, 2017) (as amended, the “2010 Plan”), which is no longer available for new awards. Our Board of Directors has designated the Human Capital Committee to administer the 2010 Plan and the 2019 Plan.
Other Compensation Practices and Policies
Recoupment (“Clawback”) Policy
In October 2022, the Human Capital Committee expanded the recoupment provisions in the 2010 and 2019 Plans by adopting the Incentive Compensation Recoupment Policy. The policy applies to employees at or above the vice president level, including our executive officers and our NEOs (each, a “covered person”). Under the policy, in the event of a revision of previously issued financial statements to correct one or more errors that are material to those financial statements (a “financial restatement”), the Human Capital Committee may recover incentive compensation received by a covered individual within the three years preceding the date on which the Human Capital Committee determines the financial restatement was required if, in the Human Capital Committee’s judgment, such covered person engaged in fraud, negligence, or other misconduct that contributed to the need for the financial restatement. In the event that a covered person engages in fraud or misconduct that the Human Capital Committee determines is likely to cause or has caused material financial, operational, or reputational harm to the Company (“detrimental conduct”), the Human Capital Committee may recover incentive compensation received by the covered person during and after the period in which such detrimental conduct occurred.
Pursuant to our long-term incentive plans, if any of the Company’s financial statements are required to be restated, the Company may be entitled to recover all or a portion of any award with respect to any fiscal year negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received, as applicable, will be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.
We expect to review our clawback policies in 2023 to ensure consistency with the new incentive-based compensation recovery rules to be adopted by The Nasdaq Stock Market pursuant to the Dodd-Frank Act.
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Stock Ownership Guidelines
We maintain Stock Ownership Guidelines to encourage ownership of the Company’s common stock by our directors and executive officers, to further align their interests with the long-term interests of our shareholders and to further promote the Company’s commitment to sound corporate governance. Under these guidelines, directors and executive officers have until three years from the date the director or executive officer becomes subject to the guidelines to achieve an ownership target. The ownership target is determined by reference to “Stock Value”, which is measured both when an individual commences services with us and on an annual basis. The ownership target for an individual is the lower of these two Stock Values, multiplied by the multiple specified in the table below. In 2022, the Board of Directors modified the Stock Ownership Guidelines to (i) increase the requirement for directors from 3 to 5 times the annual retainer; (ii) eliminate the use of in the money vested options in the calculation of ownership; (iii) include time-based unvested restricted shares, restricted stock units, and deferred stock units that may only be settled in shares in the calculation of ownership; and (iv) delete January 1, 2012 as a measurement date from the definition of Stock Value for purposes of the calculation of the Fixed Share Target since this date is no longer applicable.
Position	Stock Value Requirement
CEO	Number of shares with a Stock Value equal to or greater than 6 times Base Salary
Executive Officers	Number of shares with a Stock Value equal to or greater than 2 times Base Salary
Board of Directors	Number of shares with a Stock Value equal to or greater than 5 times Annual Retainer
“Annual Retainer” or “Base Salary” for purposes of both the Base Salary Target and Fixed Share Target is the director’s annual retainer or the executive’s base salary, as applicable, on June 30 of each fiscal year.
“Stock Value” for purposes of the annual measurement is calculated annually at the end of each fiscal year based on the average of the closing prices of our common stock for the last 30 trading days of the fiscal year.
“Stock Value” for purposes of the measurement upon commencement of services is calculated as of the date the director or executive officer originally becomes subject to the Stock Ownership Guidelines, based on the average of the closing prices of our common stock for the 30 days leading up to, and inclusive of, the applicable date.
Each director and executive officer is expected to continuously own sufficient shares to satisfy the target ownership, once attained, for as long as he or she remains subject to the Stock Ownership Guidelines. Stock options do not count as owned shares for this purpose, but time-based unvested restricted shares, restricted stock units, and deferred stock units that may only be settled in shares in the calculation of ownership do. If an individual’s ownership target increases because of a change in position or compensation, the individual will have a three-year period to achieve the incremental number of shares required beginning on the effective date of the change in position or compensation.
If a director or executive officer does not receive his or her individual ownership target during the prescribed three-year period, the director or executive officer will be required to retain 50% of the shares issued to the director or officer pursuant to equity awards.
As of June 30, 2022, each of our directors and executive officers was in compliance with the Stock Ownership Guidelines.
Restrictions on Hedging and Pledging of Company Securities
Our Insider Trading Policy prohibits short sales of our securities, including a “sale against the box,” by our directors and executives. Our Insider Trading Policy also prohibits directors and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan.
Compensation Risk Oversight
Our compensation program aims to avoid any incentives for executives to take imprudent risks that might harm us or our shareholders.
Our Human Capital Committee, together with management, reviewed the Company’s compensation policies and practices and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
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Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan pursuant to which senior level employees, including our NEOs, may defer up to 90% of their base salary and 100% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Effective January 1, 2023, these deferral limits were reduced to 75% for both base salary and cash bonuses. Any matching contributions made by us generally would be subject to continued service for one year, subject to earlier vesting upon death, disability, a change in control of us, or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan upon attaining an age specified by the participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. Consistent with past practice, we made no matching contributions in 2022.
Other Compensation
We permit executive officers to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan on the same terms and conditions as our other employees. Executive officers may also participate in our 401(k) plan, which allows for the investment of a portion of plan assets in shares of our common stock. In late January 2023, our Human Capital Committee approved the payment of discretionary matching contributions to our 401(k) plan for 2022 to be made using Company stock in an amount equal to 100% of an employee’s total deferrals into the plan up to a limit of 6% of the employee’s eligible compensation (subject to IRS limits). In addition to the discretionary matching contribution, we also made a discretionary nonelective employer contribution to our 401(k) plan, allocated to all eligible participants on a prorated basis.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally places a limit of $1.0 million on our annual corporate tax deduction for compensation paid to certain “covered employees.” Currently, “covered employees” generally refers to the chief executive officer, chief financial officer, and the next three most highly compensated executive officers, as well as any individual who is (or was) a covered employee for any taxable year beginning after December 31, 2016. While considering tax deductibility as only one of several considerations in determining compensation, we believe that the tax deduction limitation should not compromise our ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.
Accounting for Stock-Based Compensation
We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards, and performance unit awards (including PSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs, as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the option or other award. For PSUs, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.
Employment Agreements with our NEOs
We have entered into agreements with our NEOs under which we have agreed to certain compensation arrangements and severance and change of control benefits.
Each of these packages was determined based on negotiations with the applicable NEO and taking into account his or her background and qualifications and the nature of his or her position. We believe that these compensation packages are appropriate in light of the competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.
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Conroy Employment Agreement
Mr. Conroy’s employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Human Capital Committee. At the end of 2022, Mr. Conroy’s base salary was $1,001,600 and his target bonus opportunity was 140% of his base salary.
Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 57 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.
Elliott Employment Agreement
Mr. Elliott’s employment agreement, dated November 8, 2016, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2022, Mr. Elliott’s base salary was $621,000 and his target bonus opportunity was 60% of his base salary.
Under his agreement, Mr. Elliott would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 57 below. The agreement also prohibits Mr. Elliott from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Cunningham Employment Agreement
Mr. Cunningham’s employment agreement, dated October 11, 2021, provides for a minimum base salary and for a minimum target bonus opportunity equal to 70% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2022, Mr. Cunningham’s base salary was $676,000, and his target bonus opportunity was 70% of his base salary. Mr. Cunningham is also eligible to receive a future cash award of $300,000 to be paid in two equal installments. The first was paid on October 11, 2022, and the second payment would be paid on October 11, 2023, subject to Mr. Cunningham’s continued employment with the Company. Mr. Cunningham received this sign-on cash award as an inducement to his employment with the Company and to replace a portion of the value of unvested compensation and other benefits at his prior employer that Mr. Cunningham forfeited in order to join the Company.
Under his agreement, Mr. Cunningham would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 57 below. The agreement also prohibits Mr. Cunningham from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Orville Employment Agreement
Mr. Orville’s employment agreement, dated February 18, 2019, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2022, Mr. Orville’s base salary was $497,600 and his target bonus opportunity was 50% of his base salary.
Under his agreement, Mr. Orville would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 57 below. The agreement also prohibits Mr. Orville from engaging in certain activities involving competition
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with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Condella Employment Agreement
Ms. Condella’s employment agreement, dated August 22, 2017, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of her base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2022, Ms. Condella’s base salary was $475,200 and her target bonus opportunity was 50% of her base salary.
Under her agreement, Ms. Condella would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 57 below. The agreement also prohibits Ms. Condella from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of her employment with the Company.
Potential Benefits upon Termination or Change of Control
We believe that providing executives with severance and change of control protection is important for the following reasons:
•
to allow executives to value the forward-looking elements of their compensation packages, and therefore limit retention risk; and

•
to provide compensation assurances which are competitive with those of other similarly situated companies.

Accordingly, the Company’s employment agreements, equity awards, and related policies generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.
This “Potential Benefits upon Termination or Change of Control” section should be read in conjunction with the “Potential Payments upon Termination or Change of Control” section beginning on page 68 below, which provides a table that quantifies the benefits described in this section.
Severance and Change of Control Arrangements in General
We have entered into employment agreements and maintain certain plans and policies that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.
Conroy Employment Agreement
Under his employment agreement, entered into in 2009, Mr. Conroy would, upon termination without “cause,” resignation by “good reason” or certain “change of control” events (in each case as defined in his employment agreement), be entitled to receive certain benefits, as described below.
Upon termination without cause or resignation for good reason, Mr. Conroy would become entitled to receive the following:
•
Salary continuation for a period of 18 months at his then current base salary, commencing on the first payroll date on or immediately following the 30th day following his termination;

•
Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had employment not terminated;

•
The pro rata portion of a target bonus or any other performance-based bonus, provided that such bonus is paid to other senior executives of the Company at the end of the applicable period within which employment was terminated;

•
If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive

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obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;
•
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

•
The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; and

•
A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

In connection with a change of control, Mr. Conroy would become entitled to receive the following:
•
In the event of termination by the Company without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on, the effective date of a change of control, a lump-sum payment equal to 24 months of base salary and his pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without cause or by Mr. Conroy for good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;

•
Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plans, or other equity awards), subject to Mr. Conroy’s agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at Mr. Conroy’s then current base salary;

•
In the event Mr. Conroy’s employment is terminated by the Company without cause or by him for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company’s Board of Directors, Mr. Conroy will be deemed to remain an employee for purposes of the incentive plan to which he is entitled to participate under his employment agreement (the “Long Term Incentive Plan”, described below) as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and

•
A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. At this time, our Board of Directors does not intend to provide any additional tax gross-up payments to employees it may hire in the future.

Pursuant to his 2009 employment agreement, Mr. Conroy is entitled to receive a Long Term Incentive Plan cash bonus upon a change of control. The bonus is based on the equity value of the Company at the time of the change of control. The bonus will equal 1.00% of such equity value if such equity value is between $100 million to $500 million, plus an additional 0.50% of such equity value for each incremental $50 million in such equity value above $500 million and below $1 billion, plus an additional 0.25% of such equity value for each incremental $50 million in such equity value above $1 billion and below $2 billion.
Elliott, Orville, Cunningham, and Condella Employment Agreements
Under their employment agreements, Mr. Elliott, Mr. Orville, Mr. Cunningham, and Ms. Condella would, upon termination without “cause,” resignation for “good reason” or certain “change of control” events (in each case as defined in their respective agreements), receive certain benefits, as described below.
Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Elliott, Mr. Orville, Mr. Cunningham, and Ms. Condella would become entitled to receive the following:
•
Salary continuation for a period of 12 months at the executive’s then current base salary, commencing on the first payroll date on or immediately following the 60th day (the 30th day with respect to Mr. Elliott) following termination;

•
Any accrued but unpaid bonus on the same terms and at the same times as would have applied had the executive’s employment not terminated;

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•
If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate, except Mr. Cunningham, who is entitled to a lump-sum cash payment equal to 12 months of premium payments for COBRA coverage;

•
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

•
The time-vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; provided, that, solely in respect of Mr. Cunningham, any Performance Awards (as defined in his employment agreement) that have not become earned and payable prior to such Separation from Service (as defined in his employment agreement) will be canceled, and in respect to Mr. Orville and Ms. Condella, for purposes of Performance Awards (as defined in the applicable employment agreement), the executive will be treated as having remained in service for an additional 12 months following actual Separation from Service (as defined in the applicable employment agreement), provided that such Performance Awards will not become earned and vested solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such Performance Awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement;

•
A change in the exercise period for vested equity awards such that vested equity awards will remain exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation; and

•
With respect to Mr. Cunningham only, if such termination or resignation occurs before receiving the second installment of his future cash award, he will receive the second installment without regard to such termination or resignation.

Under our employment agreements with Mr. Elliott, Mr. Orville, Mr. Cunningham, and Ms. Condella, all such executives would become entitled to 100% accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, RSUs or stock purchase rights under the Company’s equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, the executive is terminated by the Company (or any successor) without cause or the executive terminates the executive’s employment for good reason; (2) a change of control happens within four months after the Company terminates the executive without cause or the executive terminates the executive’s employment for good reason; or (3) solely with respect to Mr. Elliott, he remains employed by the Company (or any successor) for at least six months following a change of control. Solely with respect to Mr. Cunningham, upon a change in control, the vesting of all outstanding equity awards will accelerate by a period of 12 months, including any Performance Awards (as defined in his employment agreement) to the extent the applicable performance period is scheduled to end within 12 months following the change in control. With respect to Mr. Orville, Mr. Cunningham, and Ms. Condella, Performance Awards shall be deemed to have been fully vested and earned as of the change of control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change of control.
With respect to Mr. Orville, Mr. Cunningham and Ms. Condella, upon a change in control alone, the time-vesting of all outstanding equity awards will accelerate by a period of 12 months, including any Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the change in control, the Performance Award shall be deemed to have been fully vested and earned as of the change in control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change in control.
Conditions to Receipt of Severance and Change of Control Benefits
Under Mr. Conroy’s employment agreement, the Company’s obligations to provide him with the severance benefits described above are contingent on:
•
Mr. Conroy’s resignation from our Board of Directors in the event of any termination of Mr. Conroy’s employment with the Company or upon the request of our Board of Directors in connection with any change of control;

•
Mr. Conroy’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

•
Mr. Conroy’s compliance with his Employee Confidentiality and Assignment Agreement with the Company;

•
Mr. Conroy’s compliance with the 18-month non-competition covenant in his employment agreement; and

•
Mr. Conroy’s compliance with the 18-month non-solicitation covenant in his employment agreement.

Under Mr. Elliott’s, Mr. Orville’s, Mr. Cunningham’s, and Ms. Condella’s employment agreements, the Company’s obligations to provide the severance benefits described above are contingent on:
•
The executive’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

•
In the case of Mr. Elliott, his compliance with the 12-month non-competition covenant set forth in his employment agreement, the 12-month non-solicitation covenant set forth in his employment agreement, and his Employee Confidentiality and Assignment Agreement with the Company; and

•
In the case of Mr. Orville, Mr. Cunningham, and Ms. Condella, the executive’s compliance with the Non-Disclosure and Invention Assignment Agreement with the Company and the Non-Competition, Non-Solicitation and No-Interference Agreement with the Company.

Death or Disability
In accordance with each NEO’s employment agreement, in the event of the death or disability of the executive during the executive’s employment term, the following will occur:
•
The executive’s employment and the executive’s employment agreement will immediately and automatically terminate; and

•
All equity awards granted to the executive, whether stock options or stock purchase rights under the Company’s equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination; except in the case of Mr. Cunningham, in which case, only time-based equity awards will become fully vested.

Equity Award Death, Disability and Retirement Policy
Effective February 17, 2023, our Human Capital Committee approved and adopted the Exact Sciences Corporation Equity Award Death, Disability and Retirement Policy (the “Policy”). The policy provides for equity award benefits to our employees, including our NEOs, in the event of retirement, death, or disability. The Policy provides benefits to our NEOs upon retirement if the applicable NEO delivers to the Company notice at least 6 months before retirement. These benefits only apply to equity awards held by the NEO that were granted at least 6 months prior to the notice. For a time-based equity award held by a NEO, the equity award will continue to vest for four years following the date of the retirement as if the NEO had not retired. For a performance-based equity award held by an NEO, upon the retirement of the NEO, provided that at least two-thirds of the performance period applicable to the performance-based equity award have elapsed on or prior to the retirement: (1) the equity award will remain outstanding and performance-vest based on actual performance at the end of the relevant performance period and (2) a prorated portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will immediately time-vest and accordingly become fully vested. For a stock option equity award granted on or after the effective date of the Policy, upon the retirement of the NEO holding the equity award, the post-termination exercise period relating to the retirement will be 2 years (or, if earlier, the original expiration date of the equity award). These retirement benefits are contingent on the compliance, by the applicable NEO, with any confidentiality, non-competition, non-solicitation or similar obligations in favor of the Company or its Subsidiaries. For purposes of the Policy, “retirement” means that, at the time of resignation, the NEO has: (1) attained age 55 and completed 15 years of service with us or (2) attained age 60 and completed 10 years of service with us.
The Policy provides certain benefits upon the death or disability of an NEO. For a time-based equity award held by an NEO, upon the death or disability of the NEO, the equity award will become fully vested. For a performance-based equity award held by an NEO (other than the CEO), upon the death or disability of the NEO (1) the equity award will remain outstanding and performance-vest based on actual performance at the end of the relevant performance period and (2) a prorated portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will, following the measurement and determination, immediately time-vest and accordingly become fully vested. For a performance-based equity award held by the CEO at the time of his or her death or disability, upon the death or disability,
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the equity award will remain outstanding and (1) the performance goal(s) applicable to the equity award will be measured, and the equity award will correspondingly be determined performance-vested, if at all, based on the measurements, as if the death or disability had not occurred and (2) the portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will, following the measurement and determination, immediately time-vest and accordingly become fully vested. For a stock option equity award granted on or after the effective date of the Policy, upon the death or disability of the NEO holding the equity award, the post-termination exercise period relating to the death or disability will be 2 years (or, if earlier, the original expiration date of the equity award).
The summary of the foregoing benefits under the Policy are subject to and qualified by the terms and conditions of the Policy.
Change in Control Benefits under 2010 Plan and 2019 Plan
Under both the 2010 Plan and 2019 Plan, except as otherwise specifically provided in the applicable award agreement or in an executive’s employment agreement, upon the consummation of a change in control (as defined in each of the 2010 Plan and 2019 Plan) (i) all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and the shares of our common stock then subject to such awards will be automatically substituted for the consideration payable with respect to the outstanding shares of our common stock in connection with the change in control; and (ii) the time vesting and exercisability of all outstanding awards will immediately accelerate by a period of twelve months, provided that, with respect to Performance Awards (as defined in each of the 2010 Plan and 2019 Plan), such acceleration will apply to Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the Change in Control, the Performance Award will be deemed to have been fully vested and earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in each of the 2010 Plan and 2019 Plan) or terminates his or her own employment for good reason (as defined in each of the 2010 Plan and 2019 Plan) prior to the first anniversary of the consummation of the change in control: (1) all options and stock appreciation rights (“SARs”) outstanding on the date the grantee’s employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options are subject to repurchase provisions then the repurchase restrictions will immediately lapse; (2) all restricted stock awards that are not Performance Awards outstanding on the date the grantee’s employment is terminated, will become vested in full and free of all repurchase provisions; (3) all RSUs that are not Performance Awards outstanding on the date the grantee’s employment is terminated will become vested in full, and if the shares of common stock subject to such RSU are subject to repurchase provisions then such repurchase provisions will immediately lapse; (4) all other stock-based awards (as defined in each of the 2010 Plan and 2019 Plan) that are not Performance Awards will become exercisable, realizable or vested in full, and will be free of all repurchase provisions, as the case may be; and (5) all restricted stock awards, RSUs and other stock-based awards that are Performance Awards will become fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change in control.
The PSUs granted to our NEOs in 2021 and 2022 provide that upon the consummation of a change in control (as defined in the 2019 Plan) prior to the NEO’s separation from service (as defined in the 2019 Plan), or upon a separation from service initiated by the Company or an affiliate in anticipation of the change in control and other than for cause (as defined in the 2019 Plan) during the six-month period preceding the change in control, the PSUs will vest based upon the higher of “target” achievement or actual performance achieved through the change in control (or as otherwise determined by the Human Capital Committee).
The summary of the foregoing benefits arising out of a change in control under the 2010 Plan and the 2019 Plan are subject to and qualified by the terms and conditions of all applicable award agreements and employment agreements to which our NEOs are a party, in each case, as described in this Proxy Statement.
Payments under the Exact Sciences Corporation Deferred Compensation Plan
Participants in our Company’s deferred compensation plan, including the NEOs, generally may elect to receive their account balances under the plan upon attaining an age specified by the applicable participant or upon the participant’s
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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. In addition, any unvested amounts in a participant’s account would vest upon the participant’s death, disability, a change in control or the participant becoming eligible for retirement under the plan.
Perquisites
We provide limited perquisites to our NEOs, including use of a Company chartered aircraft for business or, under limited circumstances (other than in the case of our Chief Executive Officer), personal travel purposes and other benefits from time to time. In October 2020, our Board of Directors approved a Chartered Aircraft Policy (“Aircraft Policy”). The Aircraft Policy permits eligible persons, including our NEOs and non-employee directors, to use Company chartered aircraft for business or, under limited circumstances (other than in the case of our Chief Executive Officer), personal travel purposes. The Aircraft Policy requires that eligible persons, including our NEOs and non-employee directors, reimburse us for the cost, as determined under the Aircraft Policy, of their (and their guests’) flights taken for personal travel. In light of the Company’s headquarters being located in Madison, Wisconsin, which is served by a small airport with limited commercial flight options, the Company’s offices in Redwood City and San Diego, California; Zug, Switzerland; Phoenix, Arizona; Cambridge, Massachusetts; and Salt Lake City, Utah, our Chief Executive’s heavy travel schedule, and security, health, and safety risks associated with our Chief Executive’s and his family’s travel on commercial airlines (including as a result of the COVID-19 pandemic), our Human Capital Committee has approved an annual allowance for our Chief Executive Officer in the amount of $150,000 for use in connection with personal travel, including on Company chartered aircraft, measured pursuant to the Aircraft Policy.
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REPORT OF THE HUMAN CAPITAL COMMITTEE
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2022, as contained in the foregoing section of this Proxy Statement. In reliance on the reviews and discussions referred to above, the Human Capital Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in this Proxy Statement.
The Human Capital Committee:
Katherine S. Zanotti, Chair
James E. Doyle
Daniel J. Levangie
Freda Lewis-Hall
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EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2022
The following table represents summary information regarding the compensation of each of our NEOs for the three years ended December 31, 2022.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Kevin Conroy Chairman, President and Chief Executive Officer	2022	509,690(3)		12,685,646	—	749,245(4)	279,417(5)	14,223,999
	2021	962,668		12,266,752	—	1,266,871	241,911	14,738,202
	2020	498,976		12,226,355	5,975,741	1,374,450	114,537	20,190,059
Jeffrey Elliott Executive Vice President, Chief Financial Officer and Chief Operating Officer	2022	315,587(3)		3,352,607	—	198,820(4)	3,723(5)	3,870,737
	2021	574,391		2,555,635	—	323,956	6,319	3,460,301
	2020	503,932		1,559,884	762,393	337,302	6,145	3,169,656
Everett Cunningham(6) Chief Commercial Officer	2022	675,500	150,000(7)	3,834,658	—	496,493	19,919(5)	5,176,570
	2021	137,500	450,000(8)	8,864,293	—	90,475	330,285(9)	9,872,553
Jacob Orville General Manager, Pipeline	2022	497,233		1,971,780	—	261,047	19,119(5)	2,749,179
	2021	477,831		1,865,658	—	224,581	18,035	2,586,104
	2020	407,212		797,320	389,694	227,120	17,100	1,838,445
Sarah Condella Executive Vice President, Human Resources	2022	474,523		1,971,780	—	249,124	19,116(5)	2,714,543

(1)
The amounts in this column represent the grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. The grant date fair value of the three-year PSUs granted in 2022, assuming that the highest level of performance is achieved under the applicable performance measures, is $16,493,073, $2,391,495, $3,216,158, $1,649,326, and $1,649,326 for Mr. Conroy, Mr. Elliott, Mr. Cunningham, Mr. Orville, and Ms. Condella, respectively. For the PSUs awarded to Mr. Conroy and Mr. Elliott in lieu of one-half of their bonus opportunity, as discussed in footnote 4 to this Summary Compensation Table, the grant date fair value of such PSUs assuming that the highest level of performance is achieved under the applicable performance measures is $1,158,040 and $307,719 for Mr. Conroy and Mr. Elliott, respectively. The amounts set forth in this column do not correspond to the actual value that may be recognized by our NEOs. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2022.

(2)
The amounts in this column 2021 and 2020 were incorrectly included in the “Bonus” columns of the Summary Compensation Table in the proxy statements for our annual meeting of shareholders in 2021 and 2022.

(3)
As noted in the Compensation Discussion and Analysis above, in 2022, and at their request, the Human Capital Committee approved the issuance of RSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their base salary for 2022, which RSUs vested in eleven equal monthly installments from February 2022 through December 2022. The grant date fair value of these RSUs is reflected in the Stock Awards column. The RSUs are identified as “Salary Restricted Stock Units” under “Award Type” in the Grants of Plan-Based Awards table below.

(4)
As noted in the Compensation Discussion and Analysis above, in 2022, and at their request, the Human Capital Committee approved the issuance of PSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their bonus opportunity for 2022. The amount of the bonus PSUs that ultimately vested was equal to the percentage of the target bonus opportunity that was paid to bonus plan participants based on the achievement of corporate goals established for such plan. The grant date fair value of these PSUs is reflected in the Stock Awards column. The PSUs are identified as “Bonus Performance Share Units” under “Award Type” in the Grants of Plan-Based Awards table below.

(5)
The amounts in this column represent, for Mr. Conroy, (i) a matching contribution to our 401(k) plan in an amount equal to $18,386; (ii) a reimbursement for the NEO’s annual business credit card fee; (iii) $251,985 in travel expenses for Mr. Conroy and his guests paid by the Company based on the actual cost incurred by the Company; (iv) expenses associated with attendance at our annual sales achievement event for Mr. Conroy and his guest; and (v) reimbursement for meals purchased from the Company’s cafeteria during working hours that could be required to be reported as “All Other Compensation” under the SEC’s proxy disclosure rules. The amounts in this column represent, for Mr. Elliott, (i) a matching contribution to our 401(k) plan; and (ii) a reimbursement for Mr. Elliott’s annual business credit card fee. The amounts in this column represent, for Mr. Cunningham, (i) a matching contribution to our 401(k) plan in an amount equal to $18,386; (ii) reimbursement for meals purchased from the Company’s cafeteria during working hours that could be required to be reported as “All Other Compensation” under the SEC’s proxy disclosure rules; and (iii) expenses associated with attendance at our annual sales achievement event. The amounts in this column represent, for Mr. Orville, (i) a matching contribution to our 401(k) plan in an amount equal to $18,386; (ii) a reimbursement for the NEO’s annual business credit card fee; and (iii) reimbursement for meals purchased from the Company’s cafeteria during working hours that could be required to be reported as “All Other Compensation” under the SEC’s proxy disclosure rules. The amounts in this column represent, for Ms. Condella, (i) a matching contribution to our 401(k) plan in an amount equal to $18,386; (ii) a reimbursement for the NEO’s annual business credit card fee; (iii) reimbursement for meals purchased from the Company’s cafeteria during working hours that could be required to be reported as “All Other Compensation” under the SEC’s proxy disclosure rules; and (iv) expenses associated with attendance at an off-site employee event. Due to an administrative error, the “All Other Compensation” column for Mr. Conroy for 2020 and 2021 underreported travel expenses that could be required to be reported as “All Other Compensation” under the SEC’s proxy disclosure rules. The adjusted values are reflected in this Summary Compensation Table. Due to the administrative error, the previously reported amounts were $135,949 and $45,731 for 2021 and 2020, respectively.

(6)
Mr. Cunningham was hired in October 2021. The salary and non-equity incentive plan compensation amounts presented for Mr. Cunningham in 2021 are prorated based on the number of days in fiscal 2021 during which he was employed with us.

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EXECUTIVE COMPENSATION TABLES

(7)
Represents the first installment of a cash award of $300,000 to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

(8)
Represents a one-time payment of $450,000 in respect of a signing bonus to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

(9)
Represents (i) $270,080 paid for relocation and travel stipends and (ii) $60,180 paid for a home security system to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

Grants of Plan-Based Awards in 2022
The following table sets forth all plan-based awards made to our NEOs in 2022.
NAME	AWARD TYPE	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(4)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Kevin Conroy	Restricted Stock Units	2/25/2022							52,722(5)	4,129,187
	Salary Restricted Stock Units	1/14/2022							6,407(6)	502,501
	Performance Share Units	2/25/2022				19,770	79,083	177,938		7,330,203
	Bonus Performance Share Units(7)	2/25/2022				4,621	9,241	14,786		723,755
	Annual Cash Bonus(7)		350,560	701,120	1,121,792
Jeffrey Elliott	Restricted Stock Units	2/25/2022							22,802(5)	1,785,853
	Salary Restricted Stock Units	1/14/2022							3,972(6)	311,524
	Performance Share Units	2/25/2022				2,867	11,467	25,801		1,062,876
	Bonus Performance Share Units(7)	2/25/2022				1,228	2,456	3,929		192,354
	Annual Cash Bonus(7)		93,150	186,300	298,080
Everett Cunningham	Restricted Stock Units	2/25/2022							30,711(5)	2,405,286
	Performance Share Units	2/25/2022				3,856	15,421	34,698		1,429,372
	Annual Cash Bonus(7)		236,600	473,200	757,120
Jacob Orville	Restricted Stock Units	2/25/2022							15,817(5)	1,238,787
	Performance Share Units	2/25/2022				1,977	7,908	17,794		732,993
	Annual Cash Bonus(7)		124,400	248,800	398,080
Sarah Condella	Restricted Stock Units	2/25/2022							15,817(5)	1,238,787
	Performance Share Units	2/25/2022				1,977	7,908	17,794		732,993
	Annual Cash Bonus (7)		118,800	237,600	380,160

(1)
Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to annual cash bonus opportunities for 2022. “Threshold” corresponds to the bonus payable if the minimum level of achievement for each performance goal applicable to the 2022 Annual Bonus Plan is attained (without giving effect to the “multiplier” discussed in the Compensation Discussion and Analysis above). The actual amounts paid to our NEOs are included in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the Compensation Discussion and Analysis above. As noted in the Compensation Discussion and Analysis above, in 2022, and at their request, the Human Capital Committee approved the issuance of Bonus Performance Share Units to Mr. Conroy and Mr. Elliott in lieu of one-half of their bonus opportunity for 2022. The PSUs are reflected under the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns.

(2)
Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns relate to payout opportunities of the PSUs granted in 2022, which were granted under our 2019 Omnibus Long-Term Incentive Plan, as amended. All the NEOs received PSUs under our 2022 annual PSU program, which is discussed more fully in the Compensation Discussion and Analysis above. For Mr. Conroy and Mr. Elliott, the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns also include Bonus Performance Share Units granted to Mr. Conroy and Mr. Elliott, as reflected in the Stock Awards column in the Summary Compensation Table above and discussed in the Compensation Discussion and Analysis above.

(3)
All RSUs were granted under our 2019 Omnibus Long-Term Incentive Plan, as amended.

(4)
The amounts shown in this column indicate the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2022. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs.

(5)
This column represents RSUs that vest in four equal annual installments beginning on February 25, 2023.

(6)
This column represents Salary Restricted Stock Units, as reflected in the Stock Awards column in the Summary Compensation Table above and discussed in the Compensation Discussion and Analysis above.

(7)
Threshold is based on achievement of minimum performance in each of the three different categories of performance goals for the annual cash bonus program in 2022.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at December 31, 2022
The following table presents information about information about unexercised options and unvested RSUs and PSUs that were held by our NEOs as of December 31, 2022.
	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES or UNITS of STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Kevin Conroy	102,837	—	13.96	02/24/24
	66,723	—	23.38	03/09/25
	235,388	—	21.68	02/23/27
	66,047	—	44.37	02/27/28
	25,583	8,528(2)	92.62	02/26/29
	50,458	50,458(3)	98.18	02/14/30
					155,419(4)	7,694,795
							20,748(5)	1,027,233
							19,770(6)	978,813
Jeffrey Elliott	58,362	—	21.68	02/23/27
	16,700	—	44.37	02/27/28
	8,521	2,840(2)	92.62	02/26/29
	6,438	6,438(3)	98.18	02/14/30
					43,519(7)	2,154,626
							2,421(5)	119,864
							2,867(6)	141,945
Everett Cunningham	—	—	—	—	85,721(8)	4,244,047
							2,421(5)	119,864
							3,856(6)	190,911
Jacob Orville	3,291	3,291(3)	98.18	02/14/30
					30,269(9)	1,498,618
							1,816(5)	89,910
							1,977(6)	97,881
Sarah Condella	3,900	—	5.03	02/28/26
	21,948	—	21.68	02/23/27
	11,700	—	44.37	02/27/28
	5,843	1,948(2)	92.62	02/26/29
	3,291	3,291(3)	98.18	02/14/30
					28,976(10)	1,434,602
							1,816(5)	89,910
							1,977(6)	97,881

(1)
The market value of unvested and unearned RSUs and PSUs is based on the closing price of our common stock on December 30, 2022 ($49.51).

(2)
Represents the unvested portion of an option grant that vests on February 26, 2023.

(3)
Represents the unvested portion of an option grant that vests in two equal annual installments beginning on February 14, 2023.

(4)
Represents the unvested portions of RSUs that vest as follows: (1) 9,312 shares that vest on February 26, 2023; (2) 62,264 shares that vest in two equal annual installments beginning on February 14, 2023; (3) 31,121 shares that vest in three equal annual installments beginning on February 19, 2023; and (4) 52,722 shares that vest in four equal annual installments beginning on February 25, 2023.

(5)
Represents PSUs granted in 2021. These PSUs vest based on the achievement of (i) milestones related to revenue for the twelve months ended December 31, 2023 and (ii) the achievement of certain scientific and other strategic milestones on or before December 31, 2023, as described in the Compensation Discussion and Analysis for the proxy statement for our annual meeting of shareholders in 2022. In accordance with SEC rules, the amounts represent the threshold amounts payable in connection with such PSU awards.

(6)
Represents PSUs granted in 2022. These vest based on the achievement of (i) milestones related to revenue for the twelve months ended December 31, 2024 and

66 Exact Sciences 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES

(ii) certain scientific and other strategic milestones on or before December 31, 2024, as described in the Compensation Discussion and Analysis above. In accordance with SEC rules, the amounts represent the threshold amounts payable in connection with such PSU awards.
(7)
Represents the unvested portion of RSUs that vest as follows: (1) 3,436 shares that vest on February 26, 2023; (2) 7,944 shares that vest in two equal annual installments beginning on February 14, 2023; (3) 9,337 shares that vest in three equal annual installments beginning on February 19, 2023; and (4) 22,802 shares that vest in four equal annual installments beginning on February 25, 2023.

(8)
Represents the unvested portion of RSUs that vest as follows: (1) 40,007 shares that vest in two equal annual installments beginning on October 11, 2023; (2) 15,003 shares that vest in two equal annual installments beginning on October 11, 2023; and (3) 30,711 shares that vest in four equal annual installments beginning on February 25, 2023.

(9)
Represents the unvested portion of RSUs that vest as follows: (1) 3,648 shares that vest on February 18, 2023; (2) 4,061 shares that vest in two equal annual installments beginning on February 14, 2023; (3) 6,743 shares that vest in three equal annual installments beginning on February 19, 2023; and (4) 15,817 shares that vest in four equal annual installments beginning on February 25, 2023.

(10)
Represents the unvested portion of RSUs that vest as follows: (1) 2,355 shares that vest on February 26, 2023; (2) 4,061 shares that vest in two equal annual installments beginning on February 14, 2023; (3) 6,743 shares that vest in three equal annual installments beginning on February 19, 2023; and (4) 15,817 shares that vest in four equal annual installments beginning on February 25, 2023.

2022 Option Exercises and Stock Vested Table
The following table sets forth information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2022.
NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(2)	VALUE REALIZED ON VESTING ($)(3)
Kevin Conroy	427,805	26,746,413	87,505	6,334,752
Jeffrey Elliott	—	—	22,097	1,526,791
Everett Cunningham	—	—	35,006	1,125,793
Jacob Orville	—	—	7,926	594,552
Sarah Condella	—	—	10,158	783,123

(1)
Value realized is calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option.

(2)
Includes shares vesting under time-based RSUs during 2022 and shares vesting under PSUs based on the satisfaction of certain performance targets for the year ending December 31, 2022.

(3)
Value realized is calculated based on the closing price of our common stock on the date of vesting.

2022 Nonqualified Deferred Compensation
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)
Kevin Conroy	—	—	178,510	—	2,149,942(1)
Jeffrey Elliott	—	—	—	—	—
Everett Cunningham	—	—	—	—	—
Jacob Orville	—	—	—	—	—
Sarah Condella	—	—	—	—	—

(1)
Includes $1,000,250 reported as bonus in 2019 in the Summary Compensation Table.

We maintain an executive non-qualified deferred compensation plan pursuant to which certain employees, including our NEOs, prior to 2020 were entitled to defer up to 100% of their cash compensation other than bonuses and 100% of their cash bonuses and beginning in 2020 were entitled to defer up to 75% of their cash compensation other than bonuses and 75% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would be subject to continued service for one year, subject to earlier vesting upon death, disability, a change in control of us, or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan upon attaining an age specified by the participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant
Exact Sciences 2023 Proxy Statement 67

EXECUTIVE COMPENSATION TABLES

in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. Amounts in a participant’s account are treated as invested in investments selected by the participant from a menu of investment options designated by us.
Potential Payments upon Termination or Change of Control
The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under their employment agreements, assuming that each covered circumstance occurred on December 31, 2022.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion and Analysis above.
NAME AND BENEFIT	SEVERANCE ELIGIBLE TERMINATION* ($)	Severance Eligible TERMINATION RELATED TO CHANGE IN CONTROL* ($)	CHANGE OF CONTROL** ($)	DEATH OR DISABILITY ($)
Kevin Conroy
Cash Severance	1,502,400(1)	2,003,200	—	—
Bonus	749,245(2)	749,245(2)	—	—
Options, RSUs and PSUs	5,222,996(3)	13,664,673(4)	13,664,673(4)	13,664,673(5)
Long-Term Incentive Plan	—	10,000,000(6)	10,000,000(6)
COBRA Benefits	27,495(7)	27,495(7)	—	—
Outplacement Consulting	10,000	10,000	—	—
Total Estimated Value	7,512,136	26,454,613	23,664,673	13,664,673
Jeffrey Elliott
Cash Severance	621,000	621,000	—	—
Bonus	198,820(2)	198,820(2)	—	—
Options, RSUs and PSUs	1,042,767(3)	2,962,022(4)	1,042,767(8)	2,962,022(5)
COBRA Benefits	27,495(7)	27,495(7)	—	—
Outplacement Consulting	10,000	10,000	—	—
Total Estimated Value	1,900,082	3,819,337	1,042,767	2,962,022
Everett Cunningham
Cash Severance	676,000	676,000	—	—
Bonus	646,493(9)	646,493(9)	—	—
Options, RSUs and PSUs	1,741,877(3)	5,247,177(4)	1,981,555(8)	4,244,005(5)
COBRA Benefits	29,166(7)	29,166(7)	—	—
Outplacement Consulting	10,000	10,000	—	—
Total Estimated Value	3,103,536	6,608,836	1,981,555	4,244,005
Jacob Orville
Cash Severance	497,600	497,600	—	—
Bonus	261,047(2)	261,047(2)	—	—
Options, RSUs and PSUs	767,999(3)	2,069,951(4)	767,999(8)	2,069,951(5)
COBRA Benefits	27,495(7)	27,495(7)	—	—
Outplacement Consulting	10,000	10,000	—	—
Total Estimated Value	1,564,141	2,866,093	767,999	2,069,951
Sarah Condella
Cash Severance	475,200	475,200	—	—
Bonus	249,124(2)	249,124(2)	—	—
Options, RSUs and PSUs	703,933(3)	2,005,885(4)	703,933(8)	2,005,885(5)
COBRA Benefits	27,495(7)	27,495(7)	—	—
Outplacement Consulting	10,000	10,000	—	—
Total Estimated Value	1,465,752	2,767,704	703,933	2,005,885
68 Exact Sciences 2023 Proxy Statement

EXECUTIVE COMPENSATION TABLES

*
“Severance Eligible Termination” means the executive’s termination of employment by the Company without cause or by the executive for good reason.

**
“Change of Control” means a change of control occurs without the executive’s termination.

(1)
Represents 18 months’ severance payable upon a Severance Eligible Termination and does not include an additional $481,550, representing an additional six months’ severance, that would be payable if such Severance Eligible Termination occurs within 12 months before a Change of Control (as defined in Mr. Conroy’s employment agreement).

(2)
Represents 2022 bonus award.

(3)
With respect to Mr. Cunningham, represents the value of unvested options and RSUs held on December 31, 2022 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination, based upon the closing market price of the common stock on December 30, 2022 ($49.51). With respect to Mr. Conroy, Mr. Elliott, Mr. Orville, and Ms. Condella, represents the value of unvested options, RSUs, and PSUs held on December 31, 2022 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination, based upon the closing market price of the common stock on December 30, 2022 ($49.51). In accordance with the terms of such NEO’s employment agreement and the award agreement governing such NEO’s PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the “target” level.

(4)
Represents the value of unvested options, RSUs and PSUs held on December 31, 2022, based upon the closing market price on December 30, 2022 ($49.51). With respect to Mr. Conroy, these awards would vest in full to the extent Mr. Conroy agrees to remain employed by the Company or any successor, if requested, for a period of at least 6 months at his then current base salary. With respect to Mr. Elliott, Mr. Orville, Mr. Cunningham and Ms. Condella, these awards would vest in full upon a Change of Control (as defined in the NEO’s employment agreement) if such NEO (x) is terminated without Cause or resigns for Good Reason (each as defined in the NEO’s employment agreement) (1) within four months prior to the consummation of such Change of Control or (2) within 12 months following such Change of Control or, solely for Mr. Elliott, (y) remains employed by the Company (or its successor) at least six months following such Change of Control. In accordance with the terms of such NEO’s employment agreement and the award agreement governing such NEO’s PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the “target” level.

(5)
With respect to Mr. Conroy, Mr. Elliott, Mr. Orville, and Ms. Condella, represents the value of unvested options, RSUs and PSUs held on December 31, 2022, based upon the closing market price on December 30, 2022 ($49.51). With respect to Mr. Cunningham, represents the value of unvested options and RSUs held on December 31, 2022, based upon the closing market price on December 30, 2022 ($49.51). These options and RSUs would vest in full upon the NEO’s death or Disability (as defined in the NEO’s employment agreement). In accordance with the terms of such NEO’s employment agreement and the award agreement governing such NEO’s PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the “target” level.

(6)
Amount represents payment due under the Long Term Incentive Plan included in the executive’s employment agreement, assuming a change of control transaction at an equity value equal to the Company’s total market capitalization as of December 31, 2022.

(7)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months; except for Mr. Cunningham, for whom it represents the estimated lump-sum cash payment equal to 12 months of premium payments.

(8)
Represents the value of unvested options, RSUs, and PSUs held on December 31, 2022 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Change in Control, based upon the closing market price of the common stock on December 30, 2022 ($49.51). In accordance with the terms of such NEO’s employment agreement and the award agreement governing such NEO’s PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the “target” level.

(9)
Represents 2022 bonus award and the second installment of a cash award of $300,000 to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.

Exact Sciences 2023 Proxy Statement 69

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
We maintain the following equity compensation plans under which our equity securities that have been issued or are authorized for issuance to our employees and/or directors, in each case, as amended: the 2010 Omnibus Long-Term Incentive Plan, the 2010 Employee Stock Purchase Plan, and the 2019 Omnibus Long-Term Incentive Plan. The following table presents information about these plans as of December 31, 2022.
PLAN CATEGORY(1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN 2)
Equity compensation plans approved by security holders	6,229,374(2)	$49.49(3)	20,081,903(4)
Equity compensation plans not approved by security holders	385,971(5)	$95.56(3)	—
Total	6,615,345	$52.18	20,081,903

(1)
Table does not include 107,489 shares of common stock issuable pursuant to outstanding stock options (which had a weighted average exercise price of $66.89 per share as of December 31, 2022), in each case granted under GHI’s equity compensation plan (the “GHI Plan”), which the Company assumed in connection with the acquisition of GHI in 2019. No further awards may be granted under the GHI Plan.

(2)
Includes 5,204,958 outstanding RSUs.

(3)
Does not reflect RSUs included in the first column because RSUs do not have an exercise price.

(4)
Consists of 17,323,264 shares of common stock available for future issuance under our 2019 Omnibus Long-Term Incentive Plan, as amended, and 2,758,641 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

(5)
Includes 385,971 RSUs granted to 2,572 employees pursuant to Nasdaq Rule 5635(c) under the 2019 Omnibus Long-Term Incentive Plan based on the shares that were available for grant under the GHI Plan at the time the Company acquired GHI. None of these RSUs were granted to individuals employed by the Company immediately prior to the acquisition of GHI.

70 Exact Sciences 2023 Proxy Statement

CEO PAY RATIO

CEO PAY RATIO
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation for 2022 of our median employee (excluding our CEO) and our CEO, Mr. Conroy, our Principal Executive Officer (“PEO”). The pay ratio provided below is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure.
For 2022, the median of the annual total compensation of all our employees (other than our CEO) was $135,992; and the annual total compensation of our CEO, for purposes of this pay ratio disclosure (as discussed below), was $14,223,999. As a result, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 105 to 1.
Consistent with prior years’ disclosure, we identified our median employee by (A) aggregating for each of our employees (other than our CEO) as of December 13, 2022 (our median employee determination date): (1) for permanent salaried employees, annual base salary, and solely for hourly employees, hourly rate multiplied by expected annual work schedule, including overtime (adjusted for the portion of the year actually worked for non-permanent employees); (2) target annual bonus for 2022; and (3) estimated grant date fair value of equity awards granted during 2022, and (B) ranking our employees from lowest to highest using this compensation measure. Amounts paid in currencies other than US Dollars were converted based on the average annual exchange rate as of the determination date. The total employee count excludes employees from PreventionGenetics, which we acquired in January 2022. Approximately 220 employees have been excluded as permitted by the SEC rules.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x), and then added the Company’s annual share of the cost of medical, dental, disability, and life insurance for the employee, resulting in annual total compensation of $135,992. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table, adjusted as follows: to maintain consistency between the annual total compensation of our CEO and our median employee, we added the Company’s annual share of the cost of medical, dental, disability, and life insurance for our CEO (estimated at $25,495) to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the CEO pay ratio of $14,223,999, which exceeded the amount reported for our CEO in the Summary Compensation Table.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to certain individuals by the Company and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(7)	Revenue (thousands)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$14,223,999	$2,387,901	$3,627,757	$950,576	$53.54	$113.65	$(623,506)	$2,084,279
2021	$14,738,202	$(2,130,755)	$4,424,914	$1,580,511	$84.16	$126.45	$(595,625)	$1,767,087
2020	$20,190,059	$31,491,863	$3,418,244	$5,633,300	$143.26	$126.42	$(823,605)	$1,491,391
Exact Sciences 2023 Proxy Statement 71

CEO PAY RATIO

(1)
This column represents the amount of total compensation reported for Mr. Conroy (our Chairman, President and Chief Executive Officer) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in this Proxy Statement.

(2)
This column represents the amount of “compensation actually paid” to Mr. Conroy, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Conroy during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Conroy’s total compensation for each fiscal year to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards(b)	Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO
2022	$14,223,999	$(12,685,646)	$849,548	$2,387,901
2021	$14,738,202	$(12,266,752)	$(4,602,205)	$(2,130,755)
2020	$20,190,059	$(18,202,096)	$29,503,900	$31,491,863

(a)
This column represents the amount of total compensation reported for Mr. Conroy for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in this Proxy Statement.

(b)
This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(c)
This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year (a “Subject Year”). For a Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Conroy to arrive at “compensation actually paid” to Mr. Conroy for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the fiscal year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The amounts added or subtracted to determine the adjusted amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Year	Adjusted Value of Equity Awards
2022	$4,482,180	$(3,452,678)	$801,227	$181,458	$(1,162,640)	$0	$849,548
2021	$4,392,196	$(11,112,755)	$0	$2,118,354	$0	$0	$(4,602,205)
2020	$23,175,582	$7,399,012	$0	$(1,070,694)	$0	$0	$29,503,900
The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned (relative TSR-based) PSU awards), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date and (z) for market-conditioned PSU awards, a Monte Carlo simulation with reference to the risk free rate, dividend yield and volatility assumptions as of the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.
(3)
This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Conroy) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year. The names of each of the NEOs (excluding Mr. Conroy) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2022, Jeffrey Elliott, Everett Cunningham, Jacob Orville, and Sarah Condella; (ii) for 2021, Jeffrey Elliott, D. Scott Coward, Graham Lidgard, Jacob Orville, and Everett Cunningham; and (iii) for 2020, Jeffrey Elliot, D. Scott Coward, Graham Lidgard, Jacob Orville, Mark Stenhouse, and Gisela Paulsen.

(4)
This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Conroy) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Conroy) for each fiscal year to determine the “compensation actually paid”, using the same adjustment methodology described above in Note 2(c):

72 Exact Sciences 2023 Proxy Statement

CEO PAY RATIO

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non- PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$3,627,757	$(2,782,706)	$105,525	$950,576
2021	$4,424,914	$(4,042,274)	$1,106,856	$1,580,511
2020	$3,418,244	$(2,557,429)	$4,772,484	$5,633,300

(a)
This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Conroy) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year.

(b)
This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Conroy) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year. Please refer to the Executive Compensation Tables section of the Company’s Proxy Statement for the applicable year.

(c)
This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Conroy) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year determined using the same methodology described above in Note 2(c). For each year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Conroy) to arrive at “compensation actually paid” to each NEO (excluding Mr. Conroy) for that year, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Conroy) for that year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Year and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Year	Adjusted Average Value of Equity Awards
2022	$1,306,617	$(772,582)	$81,636	$(391,458)	$(118,688)	$0	$105,525
2021	$2,190,721	$(1,376,746)	$0	$292,881	$0	$0	$1,106,856
2020	$3,631,643	$1,402,957	$0	$(262,116)	$0	$0	$4,772,484

(5)
This column represents cumulative Company total shareholder return (“TSR”). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021 and 2020-2022), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
This column represents cumulative peer group TSR computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: NASDAQ Biotechnology.

(7)
This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(8)
This column represents the amount of revenue reflected in the Company’s audited financial statements for the applicable fiscal year.

Exact Sciences 2023 Proxy Statement 73

CEO PAY RATIO

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Revenue;

•
Company TSR as compared to a peer index consisting of healthcare companies in the Russell 1000; and

•
Adjusted EBITDA

Description of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $53.54, $84.16, and $143.26 for 2020-2022, 2020-2021, and 2020, respectively. The TSR of the Company’s Peer Group (the NASDAQ Biotechnology index), assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $113.65, $126.45, and $126.42 for 2020-2022, 2020-2021, and 2020, respectively. Please see Note 5 and Note 6, above, for additional information related to the computation of Company TSR and peer group TSR, respectively.
Compensation Actually Paid and Cumulative Company TSR
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $2,387,901, ($2,130,755), and $31,491,863 for 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $950,576, $1,580,511, and $5,633,300 for 2022, 2021, and 2020, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $53.54, $84.16, and $143.26 for 2020-2022, 2020-2021, and 2020, respectively. Please see Note 5 above for additional information related to the computation of Company TSR.
Compensation Actually Paid and Company Net Income
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $2,387,901, ($2,130,755), and $31,491,863 for 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $950,576, $1,580,511, and $5,633,300 for 2022, 2021, and 2020, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was ($623,506,000), ($595,625,000), and ($823,605,000) for 2022, 2021, and 2020, respectively.
74 Exact Sciences 2023 Proxy Statement

CEO PAY RATIO

Compensation Actually Paid and Company Revenue
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $2,387,901, ($2,130,755), and $31,491,863 for 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $950,576, $1,580,511, and $5,633,300 for 2022, 2021 and 2020, respectively. The Company’s revenue, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $2,084,279,000, $1,767,087,000, and $1,491,391,000 for 2022, 2021, and 2020, respectively.
Exact Sciences 2023 Proxy Statement 75

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of April 13, 2023 by:
•
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•
each named executive officer included in the Summary Compensation Table above;

•
each of our directors;

•
each person nominated to become a director; and

•
all executive officers, directors, and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 5505 Endeavor Lane, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to restricted stock unit awards expected to vest within 60 days of April 13, 2023 and options which may be exercised within 60 days after April 13, 2023 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 13, 2023 is based upon 179,832,506 shares outstanding on that date.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Issued Shares	Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Named Executive Officers
Paul Clancy	11,102	—	11,102	*
Sarah Condella	92,117(2)	50,274	142,391	*
Kevin Conroy	1,234,765(3)	580,792	1,815,557	1.0%
D. Scott Coward	37,472(4)	24,617	62,089	*
Everett Cunningham	22,972(5)	—	22,972	*
James Doyle	53,913	—	53,913	*
Jeffrey Elliott	30,554(6)	96,079	126,633	*
Pierre Jacquet	18,996	—	18,996	*
Daniel Levangie	23,297	3,340	26,637	*
Freda Lewis-Hall	16,089	—	16,089	*
Jacob Orville	12,238(7)	4,936	17,174	*
Shacey Petrovic	13,963	—	13,963	*
Kathleen Sebelius	21,400	—	21,400	*
Katherine Zanotti	64,057	—	64,057	*
All directors and executive officers as a group (16 persons)	1,670,784	762,977	2,433,761	1.3%
76 Exact Sciences 2023 Proxy Statement

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Issued Shares	Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Shareholders
The Vanguard Group(8)	17,252,465	—	17,252,465	9.6%
ARK Investment Management LLC(9)	16,040,490	—	16,040,490	8.9%
BlackRock, Inc.(10)	11,354,134	—	11,354,134	6.3%
Wellington Management Group LLP(11)	10,404,476	—	10,404,476	5.8%

*
Less than one percent.

(1)
Represents shares of our common stock issuable pursuant to option, restricted stock unit, and deferred stock unit awards exercisable or issuable within 60 days of April 13, 2023. Does not include shares of stock issuable pursuant to option, restricted stock unit, and deferred stock unit awards not exercisable or issuable within 60 days of April 13, 2023, or shares of common stock issuable on April 30, 2023 upon purchase pursuant to the Company's 2010 Employee Stock Purchase Plan. The number of shares to be purchased on April 30, 2023 pursuant to the Company's 2010 Employee Stock Purchase Plan was indeterminable as of April 13, 2023.

(2)
Includes 5,425 shares held through our 401(k) plan.

(3)
Includes 27,459 shares held through our 401(k) plan and 175,000 shares held in a grantor retained annuity trust in respect of which Mr. Conroy is the trustee and holds sole voting and investment power.

(4)
Includes 4,697 shares held through our 401(k) plan.

(5)
Includes 269 shares held through our 401(k) plan.

(6)
Includes 1,313 shares held through our 401(k) plan.

(7)
Includes 815 shares held through our 401(k) plan.

(8)
The Vanguard Group, a Pennsylvania corporation (“Vanguard”), has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 129,020 shares, the sole power to dispose or to direct the disposition of 16,868,861 shares, and shared power to dispose or to direct the disposition of 383,604 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 10 to Schedule 13G filed by Vanguard with the SEC on February 9, 2023.

(9)
ARK Investment Management LLC, a Delaware limited liability company (“ARK”) has the sole power to vote or to direct the vote of 14,979,193 shares, the shared power to vote or to direct the vote of 737,931 shares, the sole power to dispose or to direct the disposition of 16,040,490 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of ARK is 200 Central Avenue, St. Petersburg, FL 33701. This information has been obtained from Amendment No. 1 to the Schedule 13G filed by ARK with the SEC on February 10, 2023.

(10)
BlackRock, Inc., a Delaware corporation (“BlackRock”), has the sole power to vote or to direct the vote of 10,329,043 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 11,354,134 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055. This information has been obtained from Amendment No. 1 to the Schedule 13G filed by BlackRock with the SEC on February 7, 2023.

(11)
Wellington Management Group LLP, a Massachusetts limited liability partnership (“Wellington”), beneficially owns these shares directly and through its subsidiaries, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Wellington has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 9,595,027 shares, the sole power to dispose or to direct the disposition of 0 shares, and shared power to dispose or to direct the disposition of 10,404,476 shares. The principal address of Wellington is 280 Congress Street, Boston, MA 02210. This information has been obtained from Amendment No. 1 to the Schedule 13G filed by Wellington with the SEC on February 6, 2023.

Exact Sciences 2023 Proxy Statement 77

PROPOSAL 4—SAY ON FREQUENCY

PROPOSAL 4—SAY ON FREQUENCY
WHAT YOU ARE VOTING ON:
Shareholders are being asked to cast an advisory vote to approve the frequency of Say-on-Pay votes.
As described in Proposal 3 above, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, this Proposal 4 affords shareholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement. Under this Proposal 4, shareholders may vote to have the Say-on-Pay vote every year, every two years, or every three years.
Our shareholders voted on a similar proposal in 2017 with the majority of the votes cast in favor of holding the Say-on-Pay vote every year. Our Board of Directors and Human Capital Committee continue to believe that Say-on-Pay advisory votes should be conducted each year so that our shareholders may express their views on our executive compensation program and the Human Capital Committee can consider such views in its compensation planning for the year following the Say-on-Pay advisory vote.
Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”
The Board recommends that on Proposal 4 you vote for future advisory votes on executive compensation to occur every “1 Year.”
As an advisory vote, this proposal is not binding on the Company, our Board of Directors, or our Human Capital Committee. However, our Human Capital Committee and our Board of Directors value the opinions expressed by shareholders and will consider the outcome of the vote when making a decision regarding the frequency of conducting a Say-on-Pay vote.
It is expected that the next Say-on-Pay frequency vote will occur at the 2029 annual meeting of shareholders.
Board Recommendation
78 Exact Sciences 2023 Proxy Statement

PROPOSAL 5—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD

PROPOSAL 5—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD
WHAT YOU ARE VOTING ON:
Shareholders are being asked to approve an amendment to our Certificate of Incorporation to declassify our Board of Directors.
Our Board of Directors has approved, and unanimously recommends that the Company’s shareholders approve, an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation providing for the elimination of the classified board structure over a three-year period (the “Declassification Amendment”). The full text of the Declassification Amendment is set forth in Appendix B to this Proxy Statement.
Background
The Company is committed to reviewing and adopting corporate governance practices that are in the best interests of both the Company and our shareholders and has evaluated the Company’s classified board structure on numerous occasions. After reviewing our governance practices and the views of our shareholders, our Board of Directors has unanimously decided to adopt the Declassification Amendment to provide for the annual election of directors.
Proposed Declassification Amendment
The Company’s current Sixth Amended and Restated Certificate of Incorporation divides the Board of Directors into three classes that are elected for staggered, three-year terms. If the Declassification Amendment is adopted by shareholders, then, beginning with the class of directors standing for election at the Company’s 2024 annual meeting of shareholders, directors would be elected for a term expiring at the next annual meeting and when his or her successors are duly elected and qualified, subject, however, to prior death, resignation, or removal.
The approval of the Declassification Amendment by the shareholders would not shorten the terms for any previously elected directors. This means that, even if the Declassification Amendment is approved by the shareholders, directors who were elected prior to the 2024 annual meeting would continue to hold office until the end of the terms for which they were elected and until their successors are duly elected and qualified. Accordingly, directors elected at the prior 2022 annual meeting would continue to have a term that expires at the 2025 annual meeting and directors elected at the Annual Meeting would continue to have a term that expires at the 2026 annual meeting. If the Declassification Amendment is approved by shareholders, all directors will be elected on an annual basis beginning at the 2026 annual meeting.
The Declassification Amendment will not change the present number of directors or our Board of Director’s authority to fill any vacancies or newly created directorships. Under the Declassification Amendment, beginning with the 2026 annual meeting of shareholders, any director elected to fill a vacancy or newly created directorship would serve for a term expiring at the next annual meeting of shareholders following his or her appointment. However, until the election of directors at the 2026 annual meeting, the Board of Directors will be classified and any director elected to fill a newly created directorship or vacancy would serve for the remainder of the full term of the class of directors for which the newly created directorship was created or the vacancy occurred.
Our current Sixth Amended and Restated Certificate of Incorporation already provides that shareholders can remove a director with or without cause. As such, the Declassification Amendment will not change shareholders’ ability to remove directors and shareholders will continue to have the right to remove directors (i) with cause by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors and (ii) without cause by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors.
This general description of the proposed changes to the Sixth Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the Declassification Amendment set forth in Appendix B to this Proxy Statement.
If the Declassification Amendment is approved by our shareholders, then the Declassification Amendment will become effective upon its filing with the Delaware Secretary of State. Our Board of Directors has also unanimously approved certain conforming changes to the Company’s Sixth Amended and Restated By-Laws, contingent upon shareholder
Exact Sciences 2023 Proxy Statement 79

PROPOSAL 5—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD

approval of the Declassification Amendment. If the Declassification Amendment is not approved by shareholders, then the Sixth Amended and Restated Certificate of Incorporation and the Sixth Amended and Restated By-Laws will remain unchanged and the Board of Directors will remain classified.
Board Recommendation
80 Exact Sciences 2023 Proxy Statement

PROPOSAL 6—AMENDMENT NO. 2 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED

PROPOSAL 6—AMENDMENT NO. 2 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED
WHAT YOU ARE VOTING ON:
Shareholders are being asked to approve an amendment to the 2019 Omnibus Long-Term Incentive Plan, as amended, as disclosed in this Proxy Statement.
The Company currently maintains the 2019 Omnibus Long-Term Incentive Plan, as amended (the “2019 Plan”), which was adopted by our Board of Directors in April 2019 and approved by shareholders at our 2019 annual meeting in July 2019. In 2022, our Board of Directors and shareholders approved a first amendment to the 2019 Plan to, among other things, add shares of common stock to the pool of shares then available for issuance under the 2019 Plan.
Our Board of Directors believes the 2019 Plan is a key part of the Company’s compensation philosophy and programs, including our continued practice of making broad-based equity grants to substantially all our employees as a means to show our continued commitment to our employees and solidify employee engagement and sense of ownership in the Company. Our ability to attract, retain, and motivate highly qualified officers, non-employee directors, employees, consultants, and advisors is critical to our success. Our Board of Directors believes the interests of the Company and its shareholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants, and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
In April 2023, our Board of Directors approved, subject to the approval of our shareholders, a second amendment to the 2019 Plan (the “Second Plan Amendment”) to add 4,340,000 shares of common stock to the pool of shares available for issuance under the 2019 Plan. Under the 2019 Plan, the Company initially reserved 13,829,582 shares of common stock for issuance to eligible employees, officers, non-employee directors, consultants, and advisors of the Company, or of any affiliate, as the Human Capital Committee may determine and designate from time to time. In 2022, our Board of Directors and shareholders approved an increase to the share reserve by 14 million shares. Awards under the 2019 Plan may take the form of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), SARs, restricted stock, restricted stock units (“RSUs”), cash- or stock-based performance awards, and other stock-based awards. The 2019 Plan replaced the Company’s 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective July 27, 2017) (the “2010 Plan”), and no new awards have been granted under the 2010 Plan since the effective date of the 2019 Plan. Any awards outstanding under the 2010 Plan on the date of shareholder approval of the 2019 Plan remained subject to the 2010 Plan, and any shares then subject to outstanding awards under the 2010 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares automatically will become available for issuance under the 2019 Plan.
As of March 31, 2023, there were approximately 11.5 million shares available for future grants under the 2019 Plan. If shareholders approve the Second Plan Amendment, the 2019 Plan will authorize equity compensation awards for up to an additional 4,340,000 shares of our common stock, resulting in approximately 15.8 million shares being available for future grants under the 2019 Plan, plus any shares added to the reserve in connection with the expiration, forfeiture, or termination of outstanding awards under the 2010 Plan. The 2019 Plan is scheduled to expire on July 25, 2029.
The following table provides certain additional information regarding our equity incentive plans (with performance-based awards included at the “maximum” level). As of March 31, 2023, there were 179,826,096 shares of our common stock outstanding. The closing price of our common stock as reported on Nasdaq on March 31, 2023 was $67.81 per share.
As of March 31, 2023
Total Shares Subject to Outstanding Stock Options	1,416,331
Weighted Average Remaining Term of Outstanding Stock Options	4.4759
Weighted Average Exercise Price of Outstanding Stock Options	$46.48
Total Shares of Common Stock Relating to Outstanding Restricted Stock, RSUs, and Performance-Vesting RSUs	8,547,545
Total Shares of Common Stock Remaining Available for Issuance under the 2019 Plan	11,512,227
Exact Sciences 2023 Proxy Statement 81

PROPOSAL 6—AMENDMENT NO. 2 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED

Our shareholders are being asked to vote on this Proposal 6 to approve the Second Plan Amendment. If shareholders do not approve the Second Plan Amendment, our ability to recruit, retain, and incentivize the highly skilled talent critical to successfully compete and grow our business could be seriously and negatively impacted. In addition, we would have to consider other compensation alternatives, which may not as effectively align the interests of our employees with those of our shareholders, and would be a distraction from our management team’s focus on execution of our business strategy. For example, we would have to consider increasing cash compensation, which could adversely affect our business, results of operations, financial condition, and cash flows.
Board Recommendation
Material Features of the 2019 Plan, as Amended by the Second Plan Amendment
The material terms of the 2019 Plan, as amended by Second Plan Amendment, are summarized below. This summary of the 2019 Plan is not intended to be a complete description of the 2019 Plan and is qualified in its entirety by the actual text of the 2019 Plan (previously filed as Annex A to the proxy statement for our 2019 annual meeting of shareholders, as amended by the first amendment thereto, previously filed as Annex A to the proxy statement for our 2022 annual meeting of shareholders, and the Second Plan Amendment, which is attached as Appendix C to this proxy statement). The proposed changes to the 2019 Plan as a result of Second Plan Amendment are set forth in Annex A.
Eligibility and Participation.   Awards may be granted under the 2019 Plan to officers, employees, and consultants of the Company and its subsidiaries and to non-employee directors of the Company. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 31, 2023, approximately 6,341 individuals were eligible to receive awards under the 2019 Plan, including seven executive officers, nine non-employee directors and 6,325 employees.
Plan Administration.   The Board of Directors has powers and authority related to the administration of the 2019 Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Human Capital Committee administers the 2019 Plan. The 2019 Plan permits delegation of award-making authority to the extent consistent with applicable laws and the terms of the 2019 Plan.
Type of Awards.   The following types of awards are available for grant under the 2019 Plan: ISOs, NSOs, SARs, restricted stock, RSUs, and other stock-based awards.
Number of Authorized Shares.   Subject to adjustment (in connection with certain changes in capitalization), 4,340,000 shares of our common stock are reserved for issuance under the 2019 Plan, all of which may be granted as ISOs. Pursuant to the terms of the 2019 Plan, any shares that remained subject to outstanding awards under the 2010 Plan as of the effective date of the 2019 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will continue to be automatically become available for issuance under the 2019 Plan. The shares of common stock issuable under the 2019 Plan consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.
Share Counting
Fungible Share Pool.   The 2019 Plan uses a “fungible share” concept under which awards of options and SARs cause one share per covered share to be removed from the available share pool, while awards of restricted stock, RSUs, or other stock-based awards where the per share price charged for the award is less than 100% of the fair market value of our common stock will be counted against the pool as 1.61 shares. This number is known as the “fungible share ratio.”
Share Recycling.   If any award is canceled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan. In addition, the following items will
82 Exact Sciences 2023 Proxy Statement

PROPOSAL 6—AMENDMENT NO. 2 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED

not count against the aggregate number of shares of common stock available for grant under the 2019 Plan: (a) any award that is settled in cash rather than by issuance of shares of common stock or (b) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares tendered or withheld to pay the exercise price for an option or tax withholding for any type of award will continue to count against the aggregate number of shares of common stock available for grant under the 2019 Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2019 Plan.
Stock Options and SARs
Grant of Options and SARs.   The Human Capital Committee may award ISOs, NSOs (together, “options”), and SARs to grantees under the 2019 Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.
Exercise Price of Options and SARs.   The exercise price per share of an option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share of our stock on the date of exercise over (2) the grant price of the SAR as determined by the Human Capital Committee. The grant price will be fixed at the fair market value of a share of stock on the grant date. SARs granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option’s exercise price, except that a SAR’s grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.
Vesting of Options and SARs.   The Human Capital Committee will determine the terms and conditions (including any performance requirements) under which an option or SAR will become exercisable and will include that information in the award agreement, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year.
Special Limitations on ISOs.   In the case of a grant of an option intended to qualify as an ISO to a grantee that owns more than 10% of the total combined voting power of all classes of our outstanding stock (a “10% Shareholder”), the exercise price of the option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company on the grant date, (2) to the extent the option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by the grantee become exercisable for the first time during any calendar year (under the 2019 Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.
Exercise of Options and SARs.   An option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). The Human Capital Committee has the discretion to determine the method or methods by which a SAR may be exercised.
Expiration of Options and SARs.   Options and SARs will expire at the time the Human Capital Committee determines, except that no option may be exercised more than 10 years from its grant date, or in the case of an ISO held by a 10% Shareholder, more than five years from its grant date.
Restricted Stock and RSUs
Restricted Stock.   At the time a grant of restricted stock is made, the Human Capital Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.
The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares of restricted stock or (2) the price, if any, specified in the award agreement relating to the restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.
Exact Sciences 2023 Proxy Statement 83

PROPOSAL 6—AMENDMENT NO. 2 TO THE 2019 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED

RSUs.   An RSU is a bookkeeping entry representing the equivalent of shares of stock awarded to a grantee. At the time a grant of RSUs is made, the Human Capital Committee may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year. RSUs will not confer shareholder rights to grantees until the covered shares are paid to the applicable grantee.
Other Stock-Based Awards
The Human Capital Committee may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of other stock-based awards will be set forth in the applicable award agreements, subject to the 2019 Plan requirement that awards generally may not become vested or exercisable in less than one year.
Performance Awards
The Human Capital Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Human Capital Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. Business criteria include, but are not limited to, any of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonuses); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in, and/or maintenance of, share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flows or cash flows per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; shareholder equity; regulatory performance; implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects and recruiting and maintaining personnel; or any other business criteria as determined by the Human Capital Committee.
Effect of Certain Transactions
Adjustments for Changes in Capitalization.   If changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by the Company, or if there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, the number and kind of securities for which stock options and other stock-based awards may be made under the 2019 Plan will be equitably adjusted by the Company. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs will be equitably adjusted by the Company.
Adjustments for Certain Transactions.   Except as otherwise provided in an award agreement, in the event of the liquidation or dissolution of the Company or a reorganization, merger, exchange, or consolidation of the Company or involving the shares of our common stock (a “transaction”), the 2019 Plan and the awards issued pursuant to the 2019 Plan will continue in effect in accordance with their respective terms, except that following a transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (2) if not so provided in the agreement, each grantee will be entitled to receive in respect of each share of our common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of our common stock was entitled to receive in the transaction in respect of a share of common stock, except that, unless otherwise determined by the Human Capital Committee, such stock, securities, cash, property, or other consideration will remain subject to all of the conditions, restrictions, and performance criteria which were applicable to the awards prior to the transaction. The treatment of outstanding options and SARs in connection with a transaction in which the consideration paid or distributed to our shareholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the transaction as long as, at the election of the Human Capital Committee, (1) the holders of affected options and SARs have been given a period of at
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least 15 days prior to the date of the consummation of the transaction to exercise the options or SARs (whether or not they were otherwise exercisable) or (2) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our shareholders in the transaction (the value of any non-cash consideration to be determined by the Human Capital Committee in its sole discretion) over the option or SAR exercise price, as applicable.
Change in Control.   Except as otherwise specifically provided in the applicable award agreement, upon the consummation of a change in control (as defined in the 2019 Plan): all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there will be automatically substituted for the shares of our common stock then subject to the awards the consideration payable with respect of the outstanding shares of our common stock in connection with the change in control and all outstanding awards will vest as if the vesting start date with respect to the award was one year prior to the vesting start date set forth in the award agreement relating to the award. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in the 2019 Plan) or terminates his or her own employment for good reason (as defined in the 2019 Plan) prior to the first anniversary of the consummation of the change in control: (1) all options outstanding on the date the grantee’s employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options are subject to repurchase provisions then the repurchase restrictions will immediately lapse; (2) all restricted stock awards outstanding on the date the grantee’s employment is terminated, will become free of all repurchase provisions; and (3) all other stock-based awards will become exercisable, realizable, or vested in full, or will be free of all repurchase provisions, as the case may be.
Term of Plan.   Unless earlier terminated by the Board of Directors, the authority to make grants under the 2019 Plan will terminate on July 25, 2029, the tenth anniversary of the 2019 Plan’s effective date.
Amendment and Termination.   The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the 2019 Plan as to any shares of stock as to which awards have not been made. An amendment will be contingent on approval of our shareholders to the extent stated by the Board of Directors, required under the terms of the 2019 Plan regarding certain repricing transactions (as described below), required by applicable law, or required by applicable stock exchange listing requirements. No awards under the 2019 Plan will be made after termination of the 2019 Plan. No amendment, suspension, or termination of the 2019 Plan, will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the 2019 Plan.
No Repricing.   Without shareholder approval, the Human Capital Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2019 Plan such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles, or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units, or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.
Minimum Vesting.   Equity-based awards granted under the 2019 Plan will have a one-year minimum vesting requirement. This requirement does not apply to (1) substitute awards resulting from acquisitions, (2) shares delivered in lieu of fully vested cash awards, or (3) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (but not sooner than 50 weeks after the grant date). Also, the Human Capital Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the 2019 Plan. In addition, the minimum vesting requirement does not apply to the Human Capital Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, or a change in control, in the terms of the award or otherwise.
Clawback Policy.   If any of the Company’s financial statements are required to be restated, the Company may recover all or a portion of any award made under the 2019 Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount, or benefit received under the 2019 Plan will be subject to potential cancellation,
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recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.
New Plan Benefits.   A new plan benefits table for the 2019 Plan as amended by the Second Plan Amendment and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2019 Plan, if the 2019 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2019 Plan will be made at the Human Capital Committee’s discretion, subject to the terms of the 2019 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2019 Plan are not determinable at this time. The awards actually granted under the 2019 Plan to our named executive officers in 2022 are described in the “Executive Compensation Tables” section of this proxy statement beginning on page 64. The equity grant program for our non-employee directors is described under the “Director Compensation” section in this proxy statement beginning on page 31.
Historical Option Grants.   Since its adoption, stock options to purchase an aggregate of 309,143 shares of common stock have been granted under the 2019 Plan, whether or not currently outstanding, vested, or forfeited, including stock options to purchase (i) 126,953 shares to our current executive officers; (ii) 182,190 shares to all employees, including all current employees who are not executive officers; (iii) 100,916 shares to Kevin Conroy, our Chairman, President, and Chief Executive Officer; (iv) 12,875 shares to Jeffrey Elliott, our Executive Vice President, Chief Financial Officer, and Chief Operating Officer; (v) no shares to Everett Cunningham, our Chief Commercial Officer; (vi) 6,581 shares to Jacob Orville, our General Manager, Screening; and (vii) 6,581 shares to Sarah Condella, our Executive Vice President, Human Resources. No stock options have been granted under the 2019 Plan to any current non-employee director, except stock options to purchase 12,875 shares of common stock were granted under the 2019 Plan to Scott Coward during his service as an executive officer of the Company.
Director Limits.   The maximum value of plan awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed $600,000 (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes). However, awards granted to non-employee directors upon their initial election to the Board of Directors or the board of directors of an affiliate will not be counted towards this limit, and certain other limited exceptions may apply.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the 2019 Plan generally applicable to the Company and to participants in the 2019 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice.
Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.
Nonqualified Stock Options.   A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options.   A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a
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participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights.   A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, RSUs, and Performance Awards.   A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock-Based Awards.   The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.
Tax Consequences to the Company.   In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.
Section 409A.   We intend that awards granted under the 2019 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.
Tax Withholding.   We are authorized to deduct or withhold from any award granted or payment due under the 2019 Plan or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2019 Plan until all tax withholding obligations are satisfied.
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SECTION 16(a) REPORTS

SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2022.
OTHER BUSINESS
Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.
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QUESTIONS AND ANSWERS
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April 26, 2023, we will mail to our shareholders of record as of April 13, 2023 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2022 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I receive a paper copy of the materials?
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
What is a proxy?
Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.
What items will be voted on at the Annual Meeting?
There are six proposals scheduled to be voted on at the Annual Meeting:
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To elect the four nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class II directors

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To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023

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To hold an advisory vote on executive compensation

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To hold an advisory vote on the frequency of future advisory votes on executive compensation

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To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors

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To approve Amendment No. 2 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan

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Our Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.
What are our Board of Directors’ voting recommendations?
Our Board of Directors recommends that you vote your shares:
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FOR the four nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class II directors;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021;

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FOR the approval of the advisory vote on executive compensation;

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To conduct future advisory votes on our executive compensation every “1 YEAR;”

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FOR the approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors; and

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FOR the approval of Amendment No. 2 to the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan.

When is the record date and who is entitled to vote?
Our Board of Directors set April 13, 2023 as the record date. Holders of record of shares of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the record date, there were 179,832,506 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting for at least ten days before the Annual Meeting during ordinary business hours at our principal executive offices located at 5505 Endeavor Lane, Madison, Wisconsin 53719. Any shareholder who wishes to inspect the shareholder list for any purpose germane to the Annual Meeting may call our Investor Relations department at 1-608-535-8815 to schedule an appointment.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 10:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting on June 8, 2023.
What is a shareholder of record?
A shareholder of record or registered shareholder is a shareholder whose ownership of Exact Sciences shares is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold shares through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, or similar organization. We only have access to ownership records for the registered shares. If you are not a shareholder of record, we will require additional documentation to evidence your share ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank, or other nominee, or a copy of your notice or voting instruction card. As described below, if you are not a shareholder of record, you will not be able to vote your shares unless you have a proxy from the shareholder of record authorizing you to vote your shares.
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How do I vote my shares without attending the Annual Meeting?
We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:
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By telephone.   You can vote by calling 1-800-690-6903 with the control number included on the Notice or proxy card.

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By Internet.   You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card.

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By mail.   You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 7, 2023.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any shareholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/EXAS2023. If you were a shareholder as of the record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
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Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/EXAS2023.

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Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/EXAS2023 on the day of the Annual Meeting.

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Webcast starts at 10:00 a.m. Central Time.

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You will need your 16-Digit Control Number to enter the Annual Meeting.

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Shareholders may submit questions while attending the Annual Meeting via the Internet. Shareholders may also submit questions in advance of the Annual Meeting via email at the following email address: investorrelationsinbox@exactsciences.com.

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Webcast replay of the Annual Meeting will be available until June 8, 2024.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. To minimize the risk of technical difficulties, we recommend voting ahead of time by proxy even if you plan to attend the Annual Meeting.
How can I change or revoke my vote?
You may change or revoke your vote as follows:
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Shareholders of record.   You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 or by submitting

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another vote on or before June 7, 2023. You may also change your vote by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time, on June 7, 2023 or by attending the Annual Meeting and voting again.
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Beneficial owners of shares held in “street name.”   You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
What happens if I do not give specific voting instructions?
Shareholders of record.   If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
Beneficial owners of shares held in “street name.”   If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
What ballot measures are considered “routine” or “non-routine?”
The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our executive officers (“Proposal 3”), the advisory vote on the frequency of future advisory votes on executive compensation (“Proposal 4”), the amendment to our Certificate of Incorporation to declassify our Board of Directors (“Proposal 5”), and the approval of Amendment No. 2 to the 2019 Omnibus Long-Term Incentive Plan (“Proposal 6”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3, 4, 5, and 6.
The ratification of the appointment of PWC as our independent registered public accounting firm for 2023 (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.
What is the quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the Annual Meeting. This is called a quorum.
What is the voting requirement to approve each of the proposals?
The following are the voting requirements for each proposal:
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Proposal 1, Election of Directors.   Under our By-Laws, each director is elected by the vote of the majority of the votes cast with respect to that director’s election in an uncontested election. Under our Corporate Governance Guidelines, a director who fails to receive the required number of votes for re-election in an uncontested election is required, within five days following the certification of the shareholder vote, to tender his or her written resignation to the Chairman of the Board of Directors for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation and the Board will act on the tendered resignation, taking into account such recommendation, and publicly disclose (by a Form 8-K with the SEC) its decision regarding the tendered resignation within 75 days from the date of the shareholder meeting. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and

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Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. Under our By-Laws, directors shall be elected by a plurality of the votes cast in a contested election. Because no persons other than the incumbent directors have been nominated for election at the Annual Meeting, the majority vote provisions will apply.
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Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm.   The ratification of our Audit and Finance Committee’s appointment of PWC as our independent registered public accounting firm for 2023 will be approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

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Proposal 3, Advisory Vote on Executive Compensation.   The compensation paid to our named executive officers will be considered approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

•
Proposal 4, Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.   The option of every “1 year”, “2 years”, or “3 years” will be considered approved if a majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of such option. If none of the options receive a majority of votes cast, then the option receiving a plurality of the votes cast will be deemed the preferred option of our shareholders.

•
Proposal 5, Amendment to our Certificate of Incorporation to Declassify our Board of Directors.   The approval of the amendment to our Certificate of Incorporation to declassify our Board of Directors requires approval of at least 75% of the shares outstanding of the Company entitled to vote at the Annual Meeting, in person or by proxy.

•
Proposal 6, Amendment No. 2 to the 2019 Omnibus Long-Term Incentive Plan.   Approval of the Amendment No. 2 to the 2019 Omnibus Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder will be considered obtained if the majority of the votes of shareholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the Annual Meeting and, therefore, will have no effect on Proposals 1, 3, 4, and 6. We expect no broker non-votes on Proposal 2 and abstentions will have no effect on Proposal 2. Broker non-votes and abstentions will have the same effect as a vote against Proposal 5.
Who pays for solicitation of proxies?
We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers, and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile, and email.
Where can I find the voting results of the annual meeting?
We will announce preliminary or final voting results at the Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2023 annual meeting of shareholders?
Requirements for shareholder proposals to be considered for inclusion in the Company’s proxy materials.   Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2024 annual meeting of shareholders must be received no later than December 28, 2023. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719.
Requirements for shareholder nominations using proxy access to be brought before the 2024 annual meeting of shareholders.   A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years
Exact Sciences 2023 Proxy Statement 93

QUESTIONS AND ANSWERS

shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our by-laws. Notice of proxy access director nominees must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on January 10, 2024 and not later than the close of business on February 9, 2024. In addition, your notice must set forth the information required by our by-laws with respect to each director nomination.
Requirements for shareholder nominations (other than through proxy access) or proposals to be brought before the 2024 annual meeting of shareholders.   Notice of any director nomination (other than through proxy access as described above) or other proposal that you intend to present at the 2024 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2024 annual meeting of shareholders, must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on February 9, 2024 and not later than the close of business on March 10, 2024. In addition, your notice must set forth the information required by our by-laws with respect to each director nomination or other proposal that you intend to present at the 2024 annual meeting of shareholders.
Universal proxy requirements.   In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.
94 Exact Sciences 2023 Proxy Statement

APPENDIX A

APPENDIX A
Adjusted EBITDA Reconciliation
	Three Months Ended	Twelve Months Ended	Three Months Ended				Twelve Months Ended
(In thousands)	December 31, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net loss	(220,611)	(595,625)	(180,937)	(166,063)	(148,761)	(127,745)	(623,506)
Interest expense	4,658	18,606	4,478	4,511	5,235	5,410	19,634
Depreciation and amortization	45,125	180,346	47,647	51,861	48,569	49,481	197,558
Income tax benefit	(4,243)	(246,881)	(2,015)	(1,751)	(3,116)	(2,182)	(9,064)
EBITDA	(175,071)	(643,554)	(130,827)	(111,442)	(98,073)	(75,036)	(415,378)
Stock-based compensation(1)	62,081	260,950	65,481	64,494	58,328	50,789	239,092
Investment loss (income)	(1,254)	(31,778)	1,487	3,719	8,584	5,635	19,425
Acquisition and integration costs(2)	(756)	140,645	(25,961)	(23,742)	(4,992)	1,175	(53,297)
Reduction-in-force severance(3)	—	—	—	14,613	—	18,886	33,499
Loss on sale of asset and divestiture related costs(4)	—	—	—	—	17,165	53	17,309
Impairment of long-lived assets(5)	—	20,210	—	6,591	5,946	3,432	15,969
Legal Settlement(6)	—	10,064	—	—	—	—	—
Adjusted EBITDA	(115,000)	(243,463)	(89,820)	(45,767)	(13,042)	4,934	(143,381)

(1)
Includes the Company’s 401(k) match expense. The Company matches a portion of Exact Sciences employees’ contributions annually in the form of the Company’s common stock.

(2)
Represents acquisition and related integration costs incurred as a result of the Company’s business combinations. This includes severance and accelerated vesting from post-acquisition qualified termination events, legal and other professional services, and the remeasurement of the contingent consideration liabilities in connection with business combinations. For the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, the gain or loss from the remeasurement of the contingent consideration liabilities resulted in a loss of $0.8 million, a gain of $5.9 million, a gain of $25.1 million, a gain of $26.7 million, and a gain of $4.6 million, respectively. The total for the twelve months ended December 31, 2022 includes an adjustment of $0.2 million as a result of insignificant adjustments made to prior quarters.

(3)
The Company took proactive measures to address the impact of inflation and market volatility, and also simplify the organizational structure and prioritize programs that will have the greatest impact on improving cancer care. This resulted in a reduction of the Company’s workforce in the second and fourth quarters of 2022. The adjustment to EBITDA represents personnel expenses incurred as a result of these proactive measures, a majority of which includes severance and accelerated stock-based compensation expense. This also includes certain restructuring charges incurred as a result of a reorganization of the Company’s international operations in the second quarter of 2022.

(4)
Represents the loss on the sale of the intellectual property and know-how related to the Company’s Oncotype DX Genomic Prostate Score® test to MDxHealth SA and related severance, accelerated stock-based compensation, legal, and other professional service fees related to the divestiture. For the three months ended June 30, 2022, the Company incurred $0.1 million in legal fees that was not included in the Adjusted EBITDA reconciliation for the quarter as the sale was not complete. This amount is included in the total for the full year ended December 31, 2022.

(5)
Represents impairment charges on the Company’s long-lived assets. For the three months ended December 31, 2022, the Company recorded insignificant impairments to building leases at certain of its domestic locations. For the three months ended September 30, 2022, the Company recorded insignificant impairments to a building lease, and supply agreement intangible asset due to termination of the agreement. For the three months ended June 30, 2022, the Company recorded an impairment on the acquired developed technology intangible asset. During the third quarter of 2021, the Company recorded an impairment on the supply agreement intangible asset recorded as part of the combination with Genomic Health.

(6)
The Company presented a settlement offer of approximately $10 million to the United States Department of Justice (“DOJ”) concerning the DOJ’s investigation of Genomic Health’s compliance with the Medicare Date of Service billing regulations, which was accrued for during the third quarter of 2021. This represents the Company’s best estimate of the probable loss for this matter, but the recorded amount may be materially adversely affected by an ultimate unfavorable resolution of this matter.

Exact Sciences 2023 Proxy Statement 95

APPENDIX B

APPENDIX B
CERTIFICATE OF AMENDMENT
TO SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EXACT SCIENCES CORPORATION
EXACT SCIENCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
FIRST:
This Certificate of Amendment amends the provisions of the Corporation’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

SECOND:
Pursuant to the Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation’s Certificate of Incorporation by deleting Article “SEVENTH” and substituting therefor a new Article Seventh to read in its entirety as follows:

“SEVENTH
1.
NUMBER OF DIRECTORS.   The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

2.
CLASSES OF DIRECTORS.   Until the conclusion of the Corporation’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), the directors shall be divided into three classes, designated Class I, Class II and Class III. Each person elected as a director of the Corporation at or after the annual meeting of stockholders that is held in calendar year 2024 (the “2024 Annual Meeting”), whether to succeed a person whose term of office as a director has expired or to fill any vacancy, shall be elected for a term expiring at the next annual meeting of stockholders. Each director elected prior to the 2024 Annual Meeting shall continue to serve as a director for the term for which he or she was elected. In each case, each director shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal from office. Commencing with the election of directors at the 2026 Annual Meeting, the Board shall no longer be classified, and all of the directors shall be elected annually and shall hold office until the next annual meeting of stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

3.
ELECTION OF DIRECTORS.   Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of the Corporation.

4.
TENURE.   Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

5.
VACANCIES.   Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders; provided, however, any director appointed to fill a vacancy of any director elected prior to the 2026 Annual Meeting shall have the same remaining term as that of his or her predecessor.

6.
QUORUM.   A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the

96 Exact Sciences 2023 Proxy Statement

APPENDIX B

absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
7.
ACTION AT MEETING.   At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation’s by-laws.

8.
REMOVAL.   Any one or more or all of the directors may be removed without cause only by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors. Any one or more or all of the directors may be removed with cause only by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors.

9.
STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC.   Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the Corporation.

10.
RIGHTS OF PREFERRED STOCK.   The provisions of this Article are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.”

2.
Except as amended hereby, all other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

* * * *
Exact Sciences 2023 Proxy Statement 97

APPENDIX C

APPENDIX C
AMENDMENT NO. 2
TO
EXACT SCIENCES CORPORATION
2019 OMNIBUS LONG-TERM INCENTIVE PLAN
This AMENDMENT NO. 2 (the “Amendment”) amends the 2019 OMNIBUS LONG-TERM INCENTIVE PLAN (as previously amended, the “Existing Plan”; as amended hereby, the “Plan”) of EXACT SCIENCES CORPORATION, a Delaware corporation (the “Company”).
Statement of Purpose
The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on April 24, 2019, and by the Company’s shareholders on July 25, 2019, upon which date it became effective. Amendment No. 1 to the Existing Plan was originally approved by the Board on April 27, 2022, and by the Company’s shareholders on June 9, 2022, upon which date it became effective. Under Section 5.2 of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. The Board has determined that it is in the best interests of the Company to amend the Existing Plan in order to increase the number of shares of Common Stock issuable under the Plan by 4,340,000 shares. This Amendment was approved by the Board on April 11, 2023.
NOW, THEREFORE, the Existing Plan is hereby amended as follows:
1.
Capitalized Terms.   All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.
Amendment to Existing Plan.

The first two sentences of Section 4.1 — Authorized Number of Shares are hereby deleted in their entirety and replaced with the following:
“Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be (i) 13,829,582; plus (ii) effective June 9, 2022, 14,000,000; plus (iii) effective June 8, 2023, 4,430,000. Subject to adjustments in accordance with Section 15 hereof, all 32,259,582 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.”
3.
Reference to and Effect on the Plan.   The Existing Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.
Governing Law.   This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

5.
Effective Date.   This Amendment shall be effective upon receipt of approval by the Company’s shareholders at the Company’s Annual Meeting of Stockholders on June 8, 2023, and shall be subject to and contingent upon receipt of such approval.

***
98 Exact Sciences 2023 Proxy Statement

EXACT SCIENCES CORPORATION 5505 ENDEAVOR LANE MADISON, WI 53719 ATTN: LEGAL DEPARTMENT SCAN TO  VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 5, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EXAS2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 5, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V13906-P90987-Z84692 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EXACT SCIENCES CORPORATION The Board of Directors recommends you vote FOR the following nominees in proposal 1: 1. To elect four members of the Board of Directors to serve for three-year terms as Class II Directors. For Against Abstain Nominees: 1a. D. Scott Coward ! ! ! 1b. James Doyle ! ! ! 1c. Freda Lewis-Hall ! ! ! 1d. Kathleen Sebelius ! ! ! The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain 1 YEAR for proposal 4. 4. To approve, on an advisory basis, the ! ! ! ! frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR For Against Abstain proposals 5 and 6. The Board of Directors recommends you vote FOR proposals 2 and 3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023. To approve, on an advisory basis, the compensation of our named executive officers. For Against Abstain ! ! ! ! ! ! 5. To approve an Amendment to our Sixth Amended and ! ! ! Restated Certificate of Incorporation to declassify our Board of Directors. 6. To approve Amendment No. 2 to the Exact Sciences ! ! ! Corporation 2019 Omnibus Long-Term Incentive Plan. NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V13907-P90987-Z84692 EXACT SCIENCES CORPORATION Annual Meeting of Shareholders June 8, 2023 10:00 AM Central Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Kevin T. Conroy and Jeffrey T. Elliott together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Exact Sciences Corporation to be held via live webcast at www.virtualshareholdermeeting.com/EXAS2023 on Thursday, June 8, 2023, 10:00 AM Central Time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 5 AND 6, FOR "1 YEAR" ON PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse side